SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Allied Waste Industries, Inc.

(Name of Registrant as Specified In Its Charter)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 20, 2005
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
ELECTION OF DIRECTORS
(Proposal 1)
VOTING AGREEMENTS REGARDING THE ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS, COMMITTEES AND CORPORATE GOVERNANCE
COMPENSATION OF DIRECTORS
REPORT OF THE AUDIT COMMITTEE
PRINCIPAL ACCOUNTANT FEES AND SERVICES
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
MANAGEMENT DEVELOPMENT/COMPENSATION COMMITTEE REPORT
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
OPTION/SAR GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUE
LONG-TERM INCENTIVE PLANS — AWARDS IN LAST FISCAL YEAR
EQUITY COMPENSATION PLAN INFORMATION
PERFORMANCE GRAPH
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
RATIFICATION OF INDEPENDENT AUDITOR
(Proposal 2)
PROPOSAL TO AMEND AND RESTATE THE
(Proposal 3)
EXPENSES OF SOLICITATIONS
MISCELLANEOUS MATTERS
APPENDIX A

ALLIED WASTE INDUSTRIES, INC.
15880 NORTH GREENWAY-HAYDEN LOOP, SUITE 100
SCOTTSDALE, ARIZONA 85260

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 20, 2005

Notice is hereby given that the annual meeting (the “Annual Meeting”) of the stockholders of Allied Waste Industries, Inc., a Delaware corporation (the “Company”), will be held at the Marriott at McDowell Mountain, 16770 N. Perimeter Drive, Scottsdale, Arizona 85260, on May 20, 2005 at 9:00 AM, MST, for the following purposes:

1.	To elect ten directors to hold office until the 2006 Annual Meeting of stockholders and until their respective successors are duly elected and qualified.

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm (“independent auditor”) for fiscal year 2005.

3.	To approve the amendment and restatement of the existing 1994 Amended and Restated Non-Employee Director Stock Option Plan (“1994 Directors’ Plan) into the proposed 2005 Non-Employee Director Equity Compensation Plan (“2005 Directors’ Plan”), to, among other items, increase the maximum number of shares of common stock of the Company that are authorized for grants or awards and allow the issuance of restricted shares and restricted stock units in addition to stock options.

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

A record of the stockholders has been taken as of the close of business on April 1, 2005 (the “Record Date”) and only those stockholders of record on that date will be entitled to notice of and to vote at the Annual Meeting. A list of such stockholders will be available commencing April 5, 2005, and may be inspected prior to the Annual Meeting during normal business hours at the Company’s corporate headquarters.

Your participation in the Company’s Annual Meeting is important. To ensure your representation, if you do not expect to be present at the meeting, at your earliest convenience, please vote your shares by phone at 1-800-PROXIES (instructions are on the proxy card), via the Internet at www.voteproxy.com (instructions are on the proxy card) or by signing, dating and returning the enclosed proxy in the prepaid-postage envelope which has been provided for your convenience. The prompt return of proxies will ensure a quorum and save the Company the expense of further solicitation.

By Order of the Board of Directors,
/s/ Charles H. Cotros
Charles H. Cotros
Chairman of the Board and Chief Executive Officer

April 15, 2005

ALLIED WASTE INDUSTRIES, INC.
15880 NORTH GREENWAY-HAYDEN LOOP, SUITE 100
SCOTTSDALE, ARIZONA 85260

PROXY STATEMENT

REGARDING

THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD
MAY 20, 2005

This proxy statement is being mailed to stockholders on or about April 20, 2005, in connection with the solicitation by the Board of Directors (the “Board of Directors” or the “Board”) of Allied Waste Industries, Inc., a Delaware corporation (the “Company”), of proxies to be voted at the annual meeting of stockholders (the “Annual Meeting”) to be held in Scottsdale, Arizona on May 20, 2005, and upon any adjournment, for the purposes set forth in the accompanying notice.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q.	Who may vote at the Annual Meeting?

A.	You may vote if you were a holder of record of our common stock as of the close of business on April 1, 2005. Holders of our 6 1/4% Series C Senior Mandatory Convertible Preferred Stock and 6 1/4% Series D Senior Mandatory Convertible Preferred Stock are not entitled to vote at the Annual Meeting.

Q.	What will I be voting on?

A.	The following proposals will be considered at the Annual Meeting:

•	Election of directors (see page 7).

•	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for 2005 (see page 45).

•	Amendment and restatement of the 1994 Amended and Restated Non-Employee Director Stock Option Plan into the 2005 Non-Employee Director Equity Compensation Plan (see page 45).

Q.	How many votes do I have?

A.	You will have one vote for every share of Company common stock you owned on April 1, 2005.

Q.	What constitutes a quorum for the Annual Meeting?

A.	A quorum is at least a majority of the voting power represented by the shares of Company common stock, or 165,503,096 shares. As of April 1, 2005, there were issued, outstanding and entitled to vote 331,006,190 shares of our common stock. A quorum must be present or represented at the Annual Meeting for any action to be taken.

Q.	How many votes are required to approve the proposals?

A.	A plurality of the votes cast is required for the election of directors, subject to the terms of our Shareholders’ Agreement, which is described below. Approval by a majority of the votes cast is required for the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for 2005 and for the amendment and restatement of the 1994 Directors’ Plan into the 2005 Directors’ Plan.

We are a party to a Shareholders’ Agreement with Apollo Advisors II, L.P., Blackstone Capital Partners II Merchant Bank Fund L.P., and certain other shareholders. The Shareholders’ Agreement gives these stockholders the right to nominate five directors to our Board of Directors, and requires them to vote in favor of those nominees. These stockholders own approximately 41.2% of the voting power entitled to vote. These stockholders and our directors and executive officers, who in the aggregate own approximately 42.1% of the voting power entitled to vote, intend to vote for approval of the following five directors: Leon D. Black, Michael S. Gross, J. Tomilson Hill, Howard A. Lipson, and Antony P. Ressler. The Shareholders’ Agreement is described in more detail under “Voting Agreements Regarding the Election of Directors.”

Q.	How do I vote?

A.	You can vote either in person at the Annual Meeting or by proxy whether or not you attend the Annual Meeting.

To vote by proxy, you must either:

•	fill out the enclosed proxy card, date and sign it, and return it in the enclosed return envelope,

•	vote by phone at 1-800-PROXIES (instructions are on the proxy card), or

•	vote by Internet at www.voteproxy.com (instructions are on the proxy card).

Please do this as soon as possible so that your shares can be voted at the Annual Meeting. If you vote by phone or Internet, there is no need to mail back your proxy card.

Q.	What if I do not vote for some of the matters listed on my proxy card?

A.	If you return a proxy card without indicating your vote, your share will be voted for the director nominees listed, for the ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors and for the amendment and restatement of the 1994 Directors’ Plan into the 2005 Directors’ Plan.

Q.	What are broker non-votes?

A.	The New York Stock Exchange (“NYSE”) permits brokers to vote their customers’ shares on routine matters when the brokers have not received voting instructions from their customers. The election of directors and the ratification of independent accountants are examples of routine matters on which brokers may vote in this way. Brokers may not vote their customers’ shares on non-routine matters unless they have received voting instructions from their customers. Non-voted shares on non-routine matters are broker non-votes. If your shares are held in your broker’s name, you must give your broker instructions to ensure that your shares will be voted on non-routine matters at the Annual Meeting.

Q.	If my shares are held in “Street Name” by my broker, will my broker vote my shares for me?

A.	Your broker will not be able to vote your shares without instructions from you. You should instruct your broker to vote your shares, following the directions provided by your broker.

Q.	How are abstentions and broker non-votes counted?

A.	Both abstentions and broker non-votes are counted in determining that a quorum is present for the meeting and are disregarded in calculating total votes cast on the proposals. Abstentions and broker votes are equivalent to votes cast against Proposals 2 and 3.

Q.	Can I change my vote?

A.	Yes, you can change your vote at any time. You can do this in one of three ways. First, you can send a written notice to us stating that you would like to revoke your proxy. Second, you can complete and submit a new proxy card to us, or cast a new vote by phone or Internet. Third, you can attend the meeting and vote in person. Your attendance alone will not, however, revoke your proxy. If you have instructed a broker to vote your shares, you must follow the procedure provided by your broker to change these instructions.

Q.	Do I need to attend the Annual Meeting in person?

A.	No. Although you are welcome to attend, it is not necessary for you to attend the Annual Meeting in order to vote your shares.

Q.	Where can I find more information about the Company?

A.	We file reports and other information with the Securities and Exchange Commission (the “SEC”). You may read and copy this information at the SEC’s public reference facilities. Please call the SEC at 1-800-SEC-0330 for information about these facilities. This information is also available at our website at http://www.alliedwaste.com and at the Internet site maintained by the SEC at http://www.sec.gov.

Q.	Who can help answer my questions?

A.	If you have questions about the Annual Meeting or the proposals after reading this proxy statement, or require assistance voting your shares, you can call D. F. King and Co., Inc., which is assisting us, toll-free at 1-800-549-6746.

ELECTION OF DIRECTORS

(Proposal 1)

At the Annual Meeting, ten Directors of the Company are to be elected, with each Director to hold office until our next Annual Meeting and until his respective successor is elected and qualified (the “Nominees”). The Nominees have been nominated by the Board of Directors (the “Board”) based on the recommendation of the Governance Committee of the Board. Two Directors currently serving on the Board are not standing for re-election due to other time commitments, and the Board anticipates that it will fill those vacancies in the future. Each Nominee has consented to be named in this proxy statement and has agreed to serve as a member of the Board if elected. If any Nominee should become unavailable for election, the proxy may be voted for a substitute nominee selected by the persons named in the proxy or the size of the Board may be reduced accordingly. The Board is not aware of any circumstances likely to render any Nominee unavailable.

Under the terms of a Shareholders’ Agreement with the Company, four of our stockholders are required to vote for the election of five Nominees. These four stockholders control 41.2% of the vote. The Nominees for election by these stockholders are Leon D. Black, Michael S. Gross, J. Tomilson Hill, Howard A. Lipson, and Antony P. Ressler. Please see “Voting Agreements Regarding the Election of Directors” for more information about this agreement.

The Nominees who receive a plurality of votes cast by the holders of the common stock represented at the Annual Meeting will be duly elected Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL TEN NOMINEES OF THE COMPANY TO THE BOARD OF DIRECTORS.

Information Regarding the Nominees

Information about each of the Nominees is set forth below:

Director Name	Position Held	Age	Since
Charles H. Cotros	Chairman of the Board of Directors and Chief Executive Officer	67	2004
Robert M. Agate	Director	69	2000
Leon D. Black	Director	53	2000
James W. Crownover	Director	61	2002
Michael S. Gross	Director	43	1997
Dennis R. Hendrix	Director	65	1997
J. Tomilson Hill	Director	56	2002
Nolan Lehmann	Director	60	1990
Howard A. Lipson	Director	41	1997
Antony P. Ressler	Director	44	1997

Charles H. Cotros has served as Chief Executive Officer and Chairman of the Board since October 2004. Mr. Cotros has served as a Director since July 2004. Mr. Cotros began his career in the foodservice industry in 1960 with Tri-State General Food Supply (“Tri-State”). After Tri-State merged with SYSCO in 1974 he served in various positions of increasing responsibility and was elected Chief Operating Officer in 1995, President in 1999 and Chief Executive Officer and Chairman of the Board in 2000. Mr. Cotros served as the Chief Executive Officer and Chairman 0f the Board for SYSCO from 2000 to 2002 until he retired from SYSCO in 2002. Mr. Cotros was retired from 2002 until his appointment as Chief Executive Officer and Chairman of the Board for the Company in October 2004. Mr. Cotros is a graduate of Christian Brothers College, where he has served on the Board of Trustees since 1992. Mr. Cotros also serves on the Board of Directors of AmerisourceBergen Corporation.

Robert M. Agate has served as a Director since May 2000. Prior to that, Mr. Agate was a Senior Executive Vice President of the Colgate-Palmolive Company (“Colgate”). Mr. Agate joined Colgate in 1961 as an Assistant Accountant in the United Kingdom. Over the course of his career, Mr. Agate has served as the Chief Financial Officer of Colgate operations in India, Malaysia, the United Kingdom and Australia. Later he served as Controller of the European Division and Controller of the Kendall Company (a subsidiary of Colgate). In 1984, Mr. Agate was promoted to Vice-President and Corporate Controller of Colgate and in 1987 he was promoted to Chief Financial Officer. Mr. Agate retired from Colgate in 1996. Mr. Agate has been a U.K. chartered accountant since 1958.

Leon D. Black has served as a Director since May 2000. Mr. Black is one of the founding principals of Apollo Advisors, L.P. (“Apollo”), which was established in August 1990 and which, together with its affiliates, acts as the managing general partner of the Apollo Investment Funds, private securities investment funds that hold investments in the Company. Mr. Black is also a Director of AMC Entertainment, Inc., Nalco Corporation, Sirius Satellite Radio, Inc., United Rentals, Inc., and Wyndham International, Inc. He also serves as a trustee of The Museum of Modern Art, Mount Sinai-NYU Medical Center, Lincoln Center for the Performing Arts, The Metropolitan Museum of Art, Prep for Prep, The Asia Society and Dartmouth College. Mr. Black is the brother-in-law of Mr. Ressler, who also serves as a Director.

James W. Crownover has served as a Director since December 2002. Mr. Crownover completed a 30-year career with McKinsey & Company, Inc. (“McKinsey”) when he retired in 1998. He headed the firm’s Southwest practice for many years, and also co-headed the firm’s worldwide energy practice. In addition, he served as a member of McKinsey’s Board of Directors. He is a Director of Unocal Corporation, Great Lakes Chemical Corporation, and Weingarten Realty Investors. He is also a Board Member of Rice University, St. John’s School, the Houston Grand Opera, Project GRAD, and Houston United Way.

Michael S. Gross has served as a Director since May 1997. Mr. Gross is one of the founding principals of Apollo and has been a partner at Apollo since its formation in 1990. Apollo, together with its affiliates, acts as the managing general partner of the Apollo Investment Funds, private securities investment funds that holds investments in the Company. Mr. Gross is a founder of and has been Chairman and Chief Executive Officer of Apollo Investment Corporation, a closed-end investment company, since February 2004. Mr. Gross is also a Director of Educate, Inc., SAKS, Inc., SkyTerra Communications, Inc., and United Rentals, Inc. Mr. Gross is the Chairman of the Board of Mt. Sinai Children’s Center Foundation, is a trustee of the Mt. Sinai Medical Center and the Trinity School, and is a member of the Corporate Advisory Board for the University of Michigan Business School.

Dennis R. Hendrix has served as a Director since July 1997 and was appointed Lead Director in December 2002. From November 1990 until his retirement in April 1997, he served as Chairman of the Board of Directors of PanEnergy Corp. (“PanEnergy”) and as PanEnergy’s Chief Executive Officer from November 1990 until April 1995. Mr. Hendrix was President and Chief Executive Officer of Texas Eastern Corporation from 1986 to 1989. Mr. Hendrix also serves as a Director of Newfield Exploration Company, Grant Prideco, Inc., and Duke Energy.

J. Tomilson Hill has served as a Director since January 2002. Mr. Hill has held the position of Senior Managing Director of The Blackstone Group L.P. (“Blackstone”) since 1993, and is currently Vice Chairman and Senior Managing Director of Blackstone and President and Chief Executive Officer of Blackstone Alternative Asset Management. Blackstone holds investments in the Company. He is a member of the Council of Foreign Relations, where he chairs the Investment Subcommittee of the Finance and Budget Committee, is Vice Chairman of the Board of Directors of Lincoln Center Theater, and is a trustee of The Nightingale-Bamford School and Milton Academy. Mr. Hill is also a member of the Board of Directors of OpenPeak, Inc. and the Smithsonian’s Hirshhorn Museum and Sculpture Garden where he serves as Chairman.

Nolan Lehmann has served as a Director since October 1990. From 1983 to the present, Mr. Lehmann has served as President of Equus Capital Management Corporation, a registered investment advisor, and from 1991 to the present he has been President and a Director of Equus II Incorporated, a registered public investment company whose stock is traded on the New York Stock Exchange. Mr. Lehmann is a Director of Child Advocates of Harris County and also serves as a Director of several private corporations. Mr. Lehmann is a certified public accountant.

Howard A. Lipson has served as a Director since May 1997. Mr. Lipson currently serves as Senior Managing Director of Blackstone, which he joined in 1988. Blackstone holds investments in the Company. Prior to joining Blackstone, Mr. Lipson was a member of the Mergers and Acquisition Group of Salomon Brothers, Inc. Mr. Lipson is also a Director of Universal Orlando, Centerplate, Inc., and Columbia House, and is a member of the Advisory Committee of Graham Packaging Company.

Antony P. Ressler has served as a Director since May 1997. Mr. Ressler, Managing Partner of Ares L.L.C. (“Ares”), was a co-founder of Ares, L.P., a private investment management firm, in 1997 and Apollo in 1990. Apollo holds investments in the Company. Mr. Ressler serves as a Partner in the Ares Private Equity Group and as an Investment Committee member on all Ares’ funds. Prior to 1990, Mr. Ressler served as a Senior Vice President in the High Yield Bond Department of Drexel Burnham Lambert Incorporated, with responsibility for the New Issue/Syndicate Desk. Mr. Ressler serves on the Boards of Directors of Ares Capital Corporation (Co-Chairman) and Samsonite Corporation. Mr. Ressler also serves on the Board of Directors of several not-for-profit organizations, including Los Angeles County’s Alliance for College Ready Public Schools, Los Angeles County Museum of Art, The Center for Early Education, The Painted Turtle Camp and the Southern California Chapter of The Hole in the Wall Gang Camps. Mr. Ressler is the brother-in-law of Mr. Black, who also serves as a Director.

VOTING AGREEMENTS REGARDING THE ELECTION OF DIRECTORS

Our Shareholder Agreement with Apollo Advisors II, L.P. and Blackstone Capital Partners II Merchant Bank Fund L.P., including affiliated or related persons (collectively, the “Apollo/Blackstone Investors”) includes various agreements with the Apollo/Blackstone Investors relating to their original investment in our Company in 1997 and their investment in connection with the acquisition of Browning-Ferris Industries, Inc. (“BFI”) in 1999. These agreements, among other things, grant the Apollo/Blackstone Investors rights to representation on the Board and to register under the Securities Act of 1933 the offer and sale of the securities of the Company that they hold, and also govern the voting of these company securities. Following is a summary of the Third Amended and Restated Shareholders Agreement dated December 18, 2003:

We are a party to the Third Amended and Restated Shareholders Agreement, dated as of December 18, 2003 (the Shareholders’ Agreement), with the Apollo/Blackstone Investors and certain other shareholders (together with the Apollo/Blackstone Investors, the “Shareholders”). The Shareholders’ Agreement amended and restated the shareholders agreement that was entered into with the Shareholders at the time they acquired their shares of Series A Preferred Stock and became effective at the time of the exchange of 110.5 million shares of common stock for shares of Series A Preferred Stock. Under this Shareholders’ Agreement we have agreed, until the earlier to occur of July 31, 2009 or the date upon which the Apollo/Blackstone Investors own, collectively, less than 10% of the sum of the shares of common stock they acquired from TPG Partners, L.P., TPG Parallel, L.P. and Laidlaw Transportation, Inc. and the 87,295,000 shares of the common stock issued in connection with the exchange (collectively, the “Apollo/Blackstone Shares”), to nominate and support the election to the Board of Directors of certain individuals (the “Shareholder Designees”) designated by the Apollo/Blackstone Investors. For so long as the Apollo/Blackstone Investors beneficially own: (i) 80% or more of the Apollo/Blackstone Shares, they shall be entitled to designate five Shareholder Designees; (ii) 60% or more but less than 80% of the Apollo/Blackstone Shares, they shall be entitled to designate four Shareholder Designees; (iii) 40% or more but less than 60% of the Apollo/Blackstone Shares, they shall be entitled to designate three Shareholder Designees; (iv) 20% or more but less than 40% of the Apollo/Blackstone Shares, they shall be entitled to designate two Shareholder Designees; and (v) 10% or more but less than 20% of the

Apollo/Blackstone Shares, they shall be entitled to designate one Shareholder Designee; provided, that if, at any time as a result of our issuance of voting securities, the Apollo/Blackstone Investors beneficially own 9% or less of the total voting power of voting securities then outstanding, the Apollo/Blackstone Investors shall only be entitled to designate at most three Shareholder Designees. Currently, Messrs. Black, Gross, Hill, Ressler and Lipson are the Shareholder Designees designated by the Apollo/Blackstone Investors.

In the Shareholders’ Agreement, we agreed to: (i) limit the number of our executive officers that serve on the Board of Directors to two; and (ii) nominate persons to the remaining positions on the Board of Directors who are recommended by the Governance Committee and are not our employees, officers or outside counsel or partners, employees, directors, officers, affiliates or associates of any Apollo/Blackstone Investors (the “Unaffiliated Directors”). Unaffiliated Directors shall be nominated only upon the approval of a majority vote of the Governance Committee, which will consist of not more than four Directors, at least two or whom shall be Shareholder Designees, or such lesser number of Shareholder Designees as then serves on the Board of Directors. If the Apollo/Blackstone Investors beneficially own less than 50% of the Apollo/Blackstone Shares, the Governance Committee shall contain only one member who is a Shareholder Designee.

In the Shareholders’ Agreement, the Shareholders agreed that, generally until the earlier to occur of July 31, 2009 or the date upon which the Apollo/Blackstone Investors own, collectively, voting securities of the Company that represent less than 10% of the total voting power of all of our voting securities on a fully diluted basis, the Shareholders will vote all voting securities beneficially owned by such persons to elect the individuals nominated to the Board of Directors in accordance with the provisions of the Shareholders’ Agreement, to vote all their shares as recommended by a majority of the entire Board of Directors in connection with mergers, business combinations and other similar extraordinary transactions, and otherwise to vote as they wish.

The Shareholders continue to be subject to the same standstill and restriction on dispositions provisions that were contained in the previous shareholders agreement. At the time of the exchange, we entered into a registration rights agreement with the Shareholders, which provides that the shares of common stock received in the exchange transaction may be included in any registration of securities requested by the Shareholders. In addition, we have agreed that the Shareholders may request a shelf registration of their shares of common stock at any time after December 18, 2004.

THE BOARD OF DIRECTORS, COMMITTEES AND CORPORATE GOVERNANCE

The Company’s operations are managed under the broad supervision of the Board, which has responsibility for the establishment and implementation of the Company’s general operating philosophy, objectives, goals and policies. The Board currently has four standing committees, which, pursuant to delegated authority, perform various duties on behalf of and report to the Board: (a) the Executive Committee, (b) the Audit Committee, (c) the Management Development/Compensation Committee, and (d) the Governance Committee. From time to time, other committees are constituted by the Board, such as a pricing committee for certain financing transactions.

During 2004, the Board held 5 regularly scheduled and 3 specially scheduled meetings and 19 committee meetings. The average attendance by the Directors at scheduled Board and committee meetings during 2004 was approximately 97%. All Directors served a full year in 2004 except Thomas H. Van Weelden, who resigned from the Board in October 2004, and Charles H. Cotros who became a member of the Board in July 2004 and was elected Chairman of the Board in October 2004. All of our Board members attended at least 75% of the scheduled Board meetings and meetings of committees of which they were members.

The following table identifies the current membership of the Board committees and states the number of meetings held during 2004.

Management
			Development/	Governance
Director	Executive	Audit	Compensation	Committee
Charles H. Cotros	Ö*
Robert M. Agate		Ö*		Ö
Leon D. Black
James W. Crownover		Ö		Ö*
Michael S. Gross				Ö
Dennis R. Hendrix	Ö	Ö		Ö
J. Tomilson Hill				Ö
Lawrence V. Jackson(1)			Ö
Nolan Lehmann		Ö	Ö*
Howard A. Lipson	Ö		Ö
Antony P. Ressler	Ö		Ö
Warren B. Rudman(1)			Ö

Number of meetings in 2004	—	8	5**	6

*	Indicates Chairperson.

**	In addition, this committee acted by unanimous written consent on one occasion.

(1)	These Directors have independently notified the Company that they are not standing for re-election to the Board of Directors at the Annual Meeting, citing other time commitments as the basis for their decisions.

The Executive Committee

The Executive Committee is authorized to exercise, to the extent permitted by law, the power of the full Board of Directors when a meeting of the full Board of Directors is not practicable or necessary, or otherwise as specifically delegated by the full Board of Directors. The Executive Committee operates under a formal charter that was approved by the Governance Committee and the full Board. The Executive Committee, however, is not subject to NYSE rules.

The Audit Committee

The Audit Committee, comprised of all independent Directors, is established in accordance with Section 3(a)(58)(A) of the Exchange Act of 1934 (the Exchange Act) and operates under a formal charter that has been adopted by the Board of Directors in accordance with NYSE rules and all other applicable laws. The Audit Committee assists the Board of Directors in its oversight of our financial reporting process and consists of Robert M. Agate, Chairman of the Audit Committee, James W. Crownover, Dennis R. Hendrix and Nolan Lehmann. The Audit Committee report begins on page 16.

Audit Committee Financial Expert

The Board of Directors has determined that Robert M. Agate, Chairman of the Audit Committee, qualifies as an “audit committee financial expert” under the Securities and Exchange Commission’s (“SEC”) definition. Mr. Agate is also independent as that term is defined in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act. The Board of Directors also has determined that other members of the Audit Committee satisfy the criteria adopted by the SEC for an audit committee financial expert. All Audit Committee members possess the required level of financial literacy and at least one member meets the current standard of requisite financial management expertise as required by the NYSE.

Management Development/Compensation Committee

The Management Development/Compensation Committee, comprised of all independent Directors, operates under a formal charter in accordance with NYSE rules and all other applicable laws. The purpose of the Management Development/Compensation Committee is to discharge the Board’s responsibilities relating to the compensation of the Company’s Directors, CEO, and other executives and to review and report on the continuity of executive leadership for the Company. The Management Development/Compensation Committee report begins on page 20.

Governance Committee

The Governance Committee, comprised of all independent Directors, operates under a formal charter in accordance with NYSE rules and all other applicable laws. The purpose of the Governance Committee is to develop and recommend a set of corporate governance principles applicable to the Company, to identify Director candidates and recommend that the Board select the Director nominees for the next annual meeting or to fill vacancies, and to review and provide oversight of the effectiveness of the Company’s governance practices. The Governance Committee also oversees the annual evaluation of the Board and its committees.

Director Nomination Procedures

The Governance Committee has implemented measures to formalize the Director nomination process. The Shareholders’ Agreement with the Apollo/Blackstone Investors currently entitles these investors to designate five members of the Board. The Governance Committee has the responsibility for identifying, screening, and recommending the remaining Board candidates. The Governance Committee assesses on a regular basis the current needs for the Board and continues to develop a list of qualified candidates that would add value to the Board’s composition. In determining whether to nominate a candidate for director, the Governance Committee will consider the candidate’s business experience and judgment, diversity, business and functional skills, integrity, financial literacy, time, other board appointments, public policy and government experience and degree of independence from management. Generally, the Governance Committee identifies candidates through the business and other organizational networks of the Board members.

When assessing the independence of a current Director or prospective Director candidate, the Governance Committee considers the five “per se” disqualifications to director independence in accordance with NYSE rules. In addition, the Board, based upon the recommendation of the Governance Committee, has adopted categorical standards, which state that certain relationships would not be considered to be material relationships that would bar a Director’s independence. These categorical standards are detailed under “Independent Directors.”

The Governance Committee, if it so chooses, has the sole authority to retain any search firm to identify Director candidates and to approve any fees and retention terms of the engagement.

Shareholder Director Recommendation Policy

The Governance Committee will consider Director candidates recommended by shareholders. Written recommendations must include (1) the shareholder’s name, address, and relationship to the nominee, (2) the number of shares held by the shareholder, with the understanding that the number of shares held must be at least 2% or more of the outstanding shares of the Company and must have been held by the shareholder for one year or more, (3) a written statement from the shareholder and a statement from the nominee, consenting to be named as a candidate and, if nominated and elected, to serve as a Director, and (4) contact, biographical and business experience information regarding the nominee. A shareholder recommendation for a Director candidate is not the same as a shareholder nomination for a Director as provided for in our by-laws.

Shareholder-recommended Director candidates are evaluated on the same basis as all other candidates as discussed above. The Governance Committee may, in its discretion, interview any shareholder-recommended Director candidate before recommending him or her for nomination to the Board.

Shareholders wishing to recommend Director candidates for consideration by the Governance Committee may do so by giving the recommended candidate’s name, biographical data and qualifications in writing to: Attention: Office of the Secretary, Allied Waste Industries, Inc., 15880 N. Greenway-Hayden Loop, Suite 100, Scottsdale, Arizona 85260. In order to consider a candidate for nomination at the 2006 Annual Meeting, the Company must receive the written recommendation for consideration between 75 and 120 days before the anniversary date of this year’s Annual Meeting.

Independent Directors

When assessing the independence of a current Director or prospective Director candidate, the Governance Committee considers the five “per se” disqualifications from director independence in accordance with NYSE rules. In addition, the Board, based upon the recommendation of the Governance Committee, has adopted categorical standards, which provide that the following are not material relationships that would bar a Director’s independence:

•	If a Company Director is an executive officer of another company that is indebted to the Company, or to which the Company is indebted, and the total amount of either company’s indebtedness to the other is less than 1% of the consolidated assets of the Company and of the company for which the Director serves as an executive officer.

•	If a Company Director or a member of the Director’s immediate family serves as an officer, director or trustee of a charitable organization, and the Company’s discretionary charitable contributions to the organization are less than 2% of that organization’s total annual charitable receipts.

•	A passive investment by a Company Director, or member of the Director’s immediate family, in a shareholder that owns less than 45% of the Company’s outstanding common stock, as long as that passive investment does not exceed 5% of the Director’s net worth.

•	Affiliation or employment by a Company Director, or member of the Director’s immediate family, with an entity that beneficially owns up to 45% of the Company’s outstanding common stock.

The Board undertook a review of Director independence and considered relationships between each of the Directors and their immediate family members and the Company and its subsidiaries, both in the aggregate and individually. We believe that the eleven non-management members of the Company’s Board of Directors meet the standards for independence set by the NYSE and the categorical standards adopted by the Board and have no material relationships with the Company. These eleven Directors are therefore “independent directors” under NYSE listing standards.

Following is a list of our independent Directors:

Robert M. Agate	Lawrence V. Jackson (1)
Leon D. Black	Nolan Lehmann
James W. Crownover	Howard A. Lipson
Michael S. Gross	Antony P. Ressler
Dennis R. Hendrix	Warren B. Rudman (1)
J. Tomlinson Hill

(1)	These Directors have independently notified the Company that they are not standing for re-election to the Board of Directors at the Annual Meeting, citing other time commitments as the basis for their decisions.

The independent Directors regularly meet in executive sessions of the Board and their respective committees, separate from management.

Lead Director

▪	The Board of Directors established the position of Lead Director in 2002.

▪	The Lead Director chairs all executive sessions of the Board of Directors, separate from management, and acts as a liaison between the non-management and management members of the Board of Directors with respect to matters addressed in the executive sessions.

▪	The Lead Director acts as a resource to the Company’s Chairman and Chief Executive Officer.

▪	The Lead Director further provides the Company’s Chairman with input on scheduling of Board meetings and preparing agendas and materials for Board meetings, and recommends the retention of advisors and consultants who report directly to the Board, as necessary.

▪	Dennis R. Hendrix served as Lead Director throughout 2004 and currently serves as the Lead Director.

▪	Interested parties may communicate directly with the Lead Director by following the procedures outlined under “Shareholder Communications with the Board of Directors.”

Corporate Governance

The Company operates within a comprehensive plan of corporate governance for the purpose of defining responsibilities, setting high standards of professional and personal conduct, and assuring compliance with such responsibilities and standards. The Company continuously monitors developments and best practices in the area of corporate governance, and modifies its plan as warranted.

Corporate Governance Guidelines. The Company has adopted a set of Corporate Governance Guidelines, including specifications for Director qualification and responsibility.

Personal Loans to Executive Officers and Directors. The Company complies with and will operate in a manner consistent with legislation prohibiting extensions of credit in the form of a personal loan to or for its Directors and executive officers.

Code of Ethics. We have adopted a Code of Business Conduct and Ethics that complies with all applicable laws and outlines the general standards of business conduct that all of our employees, officers, and directors are required to follow. In addition, we have adopted a Code of Ethics for our Executive and Senior Financial Officers, violations of which are required to be reported to the Audit Committee. If we make any substantive amendments to the Code of Ethics or grant any waiver from a provision of the Code of Ethics that applies to our Chief Executive Officer, Chief Financial Officer, Controller, or Chief Accounting Officer, we will disclose the nature of such amendment or waiver on our website or in a report on Form 8-K.

The current committee charters, Corporate Governance Guidelines, Code of Business Conduct and Ethics (for all employees, officers and Board members) and Code of Ethics for the Executive and Senior Financial Officers can be requested, free of charge, by writing to: Attention: Investor Relations, Allied Waste Industries, Inc., 15880 N. Greenway-Hayden Loop, Suite 100, Scottsdale, Arizona 85260. This information is also available on our website at www.alliedwaste.com.

Shareholder Communications with the Board of Directors

Shareholders may communicate directly with any of the Company’s Directors, the non-management Directors as a group, or the Board as a group, by writing to: Attention: the Chair of the Governance Committee, c/o Office of the Assistant Secretary and Deputy General Counsel, Allied Waste Industries, Inc., 15880 N. Greenway-Hayden Loop, Suite 100, Scottsdale, Arizona 85260. We do not have a policy of screening any of the communications received. All communications are provided to the designated Board member.

Attendance at Annual Meetings Policy

We do not have a policy requiring our Board of Directors to attend the Annual Meeting of our Shareholders. One of our Board members attended the 2004 Annual Meeting.

COMPENSATION OF DIRECTORS

We currently pay each non-employee Director a cash fee of $40,000 annually. In 2004, in addition, we paid each non-employee Director $2,000 for each regular and special meeting of the Board of Directors attended in person, $2,000 for each Committee meeting attended in person, and $1,000 for each meeting (Board or Committee, regular or special) attended by telephone. In addition we reimbursed Directors for their travel expenses, as appropriate. Employee Directors do not receive additional compensation for service on the Board of Directors or its committees.

Under the 1994 Non-Employee Director Stock Option Plan (the “1994 Directors’ Plan”), each non-employee Director may elect to have his cash fees converted into shares of common stock at the market price of the stock on the last day of the quarter for which the fees are paid. The 1994 Directors’ Plan also entitles each non-employee Director to receive an option to purchase 25,000 shares of common stock on his initial election to the Board and an option to purchase 10,000 shares on each date he is re-elected by the shareholders. Employee Directors are not eligible to participate in the 1994 Directors’ Plan, but are eligible to participate in our other incentive stock plans.

On February 17, 2005, the Board adopted several changes to the manner in which the Company will compensate its non-employee Directors. Non-employee Directors will continue to receive their current annual cash retainers and meeting fees. In addition, beginning in 2005, the Chairs of the Management Development/Compensation Committee, Audit Committee, and Governance Committee will each receive annual cash retainers in the amount of $7,500. These annual retainers are intended to recognize the increased time commitments required of committee Chairs and to be consistent with competitive trends and peer company practices.

On February 17, 2005, the Board also amended and restated the 1994 Directors’ Plan into the proposed 2005 Non-Employee Director Equity Compensation Plan (the “2005 Directors’ Plan”), subject to stockholder approval. The purpose of the 2005 Directors’ Plan is to appropriately compensate the non-employee Directors for their increased duties and responsibilities, to encourage greater direct share ownership, and to be consistent with broader trends in board compensation and governance. Please see “Proposal to Amend and Restate the 1994 Non-Employee Director Stock Option Plan into the 2005 Non-Employee Director Equity Compensation Plan” for more information about the 2005 Directors’ Plan.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee operates under a written charter approved by the Governance Committee and the full Board of Directors. The Audit Committee assists the Board of Directors in its oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualification and independence, and (iv) the performance of the Company’s internal audit function and independent auditors. Management has the primary responsibility for the financial statements and the reporting process. The Company’s independent auditors are responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles.

In exercising our oversight function, we have reviewed and discussed with management and the independent auditors the quarterly operating results and the annual audited financial statements prior to their issuance. We have reviewed with management (i) its evaluation of the design and operations of internal controls, (ii) the quality of the accounting principles applied, (iii) the reasonableness of significant accounting judgments and estimates, and (iv) the clarity of disclosures in the financial statements.

We have discussed with the Company’s head of internal audit and the independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the head of internal audit and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. In addition, the Audit Committee has discussed with the Chief Executive Officer and Chief Financial Officer of the Company the processes that they have undertaken to evaluate the accuracy and fair presentation of the Company’s financial statements and the effectiveness of the Company’s disclosure controls and procedures.

We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee has received from the independent auditors the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. We understand the need for our independent auditors to maintain objectivity and independence in its audit of our financial statements. We have considered whether the independent auditors’ provision of non-audit services to the Company is compatible with the independent auditors’ independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, the audited financial statements for inclusion in the Company’s Annual Report on SEC Form 10-K for the year ended December 31, 2004, as filed with the SEC.

Submitted by the Audit Committee:
Robert M. Agate – Chairman
James W. Crownover
Dennis R. Hendrix
Nolan Lehmann

PRINCIPAL ACCOUNTANT FEES AND SERVICES

A summary of the services billed by PricewaterhouseCoopers LLP for the 2004 and 2003 fiscal years are as follows (in thousands):

	2004	2003
Audit Fees (1)	$3,050.4	$1,874.4
Audit-Related Fees (2)	758.2	842.3
Tax Fees (3)	23.5	31.0
All Other Fees	—	—

(1)	Relates to services for the annual financial statement audits included in our Form 10-K, services for the review of the financial statements included in our Form 10-Q, services in connection with capital markets transactions such as comfort letters and consents. It also included $1.4 million in 2004 for internal control attestation services required in 2004 to comply with the Sarbanes-Oxley legislation.

(2)	Includes subsidiary audits, agreed upon procedure audits, financial statement audits in connection with divestitures, assistance with the preparation and planning for our first annual assessment of our internal controls over financial reporting.

(3)	Fees were incurred for advice on a tax planning matter.

The Audit Committee’s policy is to pre-approve all audit and permissible audit-related services provided by the independent auditors. The Audit Committee will consider annually for pre-approval a list of specific services and categories of services, including audit and audit-related, tax and other services, for the upcoming or current fiscal year. Any service that is not included in the approved list of services or that does not fit within the definition of a pre-approved service is required to be presented separately to the Audit Committee for consideration at its next regular meeting or, if earlier consideration is required, by other means of communication.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, derived from filings with the Securities and Exchange Commission and other public information, regarding the beneficial ownership of our common stock on April 1, 2005 by: (i) each person who is known by us to beneficially own more than 5% of the outstanding shares of common stock, (ii) each of our current Directors and executive officers named in the Summary of Executive Compensation Table, and (iii) all current Directors and executive officers as a group. Except as otherwise indicated below and subject to applicable community property laws, each owner has sole voting and sole investment powers with respect to the stock listed.

	Common Stock and
	Common Stock
Name of Person or Identity of Group(1)	Equivalents(2)		Percentage
Apollo Investment Fund III, L.P
Apollo Overseas Partners III, L.P.
Apollo (U.K.) Partners III, L.P.
Apollo Investment Fund IV, L.P.
Apollo Overseas Partners IV, L.P.
Apollo/AW LLC
c/o Apollo Advisors, II, L.P.	65,739,579	(3)	19.9%
10250 Constellation Blvd, Suite 2900
Los Angeles, CA 90067
Blackstone Capital Partners II and III Merchant Banking Fund L.P.
Blackstone Offshore Capital Partners II and III L.P.
Blackstone Family Investment Partnership II and III L.P.
c/o Blackstone Management Associates II L.L.C	47,906,868	(4)	14.5%
345 Park Avenue, 31st Floor
New York, NY 10154
Capital Research and Management Company	31,345,200		9.5%
333 South Hope Street
Los Angeles, CA 90071
Charles H. Cotros	155,000	(5)	*
Robert M. Agate	95,562	(6)	*
Leon D. Black	65,824,161	(7)	19.9%
James W. Crownover	57,000	(8)	*
Michael S. Gross	65,862,222	(7)	19.9%
Dennis R. Hendrix	141,539	(9)	*
J. Tomilson Hill	47,936,868	(10)	14.5%
Nolan Lehmann	172,817	(11)	*
Howard A. Lipson	48,001,868	(10)	14.5%
Antony P. Ressler	127,422	(12)	*
Lawrence V. Jackson (19)	43,283	(13)	*
Warren B. Rudman (19)	120,448	(9)	*
Donald W. Slager	634,314	(14)	*
Peter S. Hathaway	571,482	(15)	*
Steven M. Helm	492,675	(16)	*
Thomas H. Van Weelden	3,772,168	(17)	1.1%
Thomas W. Ryan	313,888	(18)	*
All Directors and executive officers as a group (17 persons) and (5)-(18)	120,676,270		36.0%

*	Does not exceed one percent.

(1)	Unless otherwise indicated, the address of each person or group listed above is 15880 North Greenway-Hayden Loop, Suite 100, Scottsdale, Arizona 85260.

(2)	Includes shares of common stock that may be acquired upon the exercise of options within 60 days, restricted stock units that will vest within 60 days, shares of restricted stock that are currently vested or will vest within 60 days and shares of common stock issuable upon conversion of our Series C and Series D Preferred Stock.

(3)	This total represents shares held by Apollo Investment Fund III, LP (25,461,653 shares, representing 38%), Apollo Overseas Partners III, LP (1,672,338 shares, representing 2%), Apollo (UK) Partners III, LP (1,035,588 shares, representing 2%), Apollo Investment Fund IV, LP (31,401,337 shares, representing 48%), Apollo Overseas Partners IV, LP (1,748,663 shares, representing 3%), and Apollo/AW LLC (4,420,000 shares, representing 7%), (collectively, the Apollo Investors). Apollo Advisors II, LP, Apollo Advisors IV, LP and/or Apollo Management, LP (and together with affiliated investment managers, Apollo Advisors) which serves as general partner and/or manager for each of the Apollo Investors, each of which is affiliated with one another. Messrs. Black and Gross are principals of Apollo Advisors and each disclaims beneficial ownership of the indicated shares.

(4)	This total represents shares held by Blackstone Management Associates II L.L.C. (Blackstone Associates) which serves as general partner for each of Blackstone Capital Partners II Merchant Banking Fund L.P (6,611,545 shares, representing 14%), Blackstone Offshore Capital Partners II L.P. (1,962,386 shares, representing 4%), Blackstone Family Investment Partnership II L.P. (657,937 shares, representing 1%), Blackstone Capital Partners III Merchant Banking Fund L.P. (30,668,235 shares, representing 64%), and Blackstone Offshore Capital Partners III L.P. (5,686,265 shares, representing 12%) and Blackstone Family Investment Partnership III L.P. (2,320,500 shares, representing 5%) (collectively, the Blackstone Investors). Messrs. Lipson and Hill are Managing Directors of Blackstone Associates and each disclaims beneficial ownership of the shares owned by the Blackstone Investors.

(5)	Includes 145,000 shares of common stock that may be acquired on the exercise of options.

(6)	Includes 65,000 shares of common stock that may be acquired on the exercise of options.

(7)	This total includes (i) 65,739,579 shares beneficially owned by the Apollo Investors, and (ii) 95,000 and 65,000 shares of common stock that may be acquired on the exercise of options by each of Messrs. Gross and Black, respectively. Each of Messrs. Gross and Black disclaim beneficial ownership of shares owned by Apollo.

(8)	Includes 45,000 shares of common stock that may be acquired on the exercise of options.

(9)	Includes 95,000 shares of common stock that may be acquired on the exercise of options.

(10)	Includes (i) 47,906,868 shares beneficially owned by the Blackstone Investors, and (ii) 95,000 and 30,000 shares that may be acquired on the exercise of options by Messrs. Lipson and Hill, respectively. Each of Messrs. Lipson and Hill disclaim beneficial ownership of Blackstone.

(11)	Includes 100,000 shares of common stock that may be acquired on the exercise of options.

(12)	Includes 95,000 shares of common stock that may be acquired on the exercise of options.

(13)	Includes 35,000 shares of common stock that may be acquired on the exercise of options.

(14)	Includes 598,437 shares of common stock that may be acquired on the exercise of options or vesting of restricted stock units. Excludes 315,636 unvested restricted stock units because he does not have investment or voting power for these units.

(15)	Includes 537,096 shares of common stock that may be acquired on the exercise of options or vesting of restricted stock units. Excludes 301,666 unvested restricted stock units because he does not have investment or voting powers for these units.

(16)	Includes 471,953 shares of common stock that may be acquired on the exercise of options or vesting of restricted stock units. Excludes 151,428 unvested restricted stock units because he does not have investment or voting power for these units.

(17)	Includes 1,827,825 shares of common stock that may be acquired on the exercise of options and 914,286 unvested shares of restricted stock. Includes 460,000 shares of common stock subject to a prepaid variable share forward agreement with JP Morgan Chase (the Forward Sale Agreement), pursuant to which Mr. Van Weelden will deliver on November 21, 2005, part or all of such shares of common stock (or, at Mr. Van Weelden’s option, the cash equivalent of such shares) as determined by a formula set forth in the Forward Sale Agreement. Mr. Van Weelden also has entered into a pledge agreement under which he pledged 460,000 shares of common stock to secure his obligations under the Forward Sale Agreement. Unless there is a default under the Forward Sale Agreement, Mr. Van Weelden retains all voting rights with respect to such shares, and therefore retains beneficial ownership of such shares, until they are delivered pursuant to the Forward Sale Agreement. Excludes 33,333 unvested restricted stock units because he does not have investment or voting power for these units. Mr. Van Weelden resigned as an executive officer and director of the Company in October 2004.

(18)	Includes 68,750 shares of common stock that may be acquired on the exercise of options and 214,286 unvested shares of restricted stock. Excludes 13,333 unvested restricted stock units because he does not have investment or voting power for these units. Mr. Ryan retired as an executive officer of the Company in December 2004.

(19)	These Directors have independently notified the Company that they are not standing for re-election to the Board of Directors at the Annual Meeting, citing other time commitments as the basis for their decisions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, as amended, requires our executive officers, Directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes of ownership with the SEC. Executive officers, Directors and greater than 10% stockholders are required to furnish us with copies of all Section 16(a) reports they file.

Based solely on a review of the forms we have received or prepared, we believe that during the year ended December 31, 2004, all filing requirements applicable to the Directors, executive officers and greater than 10% stockholders were timely met.

MANAGEMENT DEVELOPMENT/COMPENSATION COMMITTEE REPORT

The Management Development/Compensation Committee of the Board of Directors (the “Compensation Committee”) discharges the Board’s responsibilities relating to the compensation of the Company’s Directors, Chief Executive Officer (“CEO”), and other executive officers, and reviews and reports on the continuity of the Company’s executive leadership. Each member of the Compensation Committee meets the independence requirements of NYSE listing standards and all other applicable laws. The Compensation Committee’s charter is published on the corporate governance section of the Company’s website.

Executive Compensation Philosophy and Policies

Under the supervision of the Compensation Committee, the Company has developed and implemented compensation policies, plans, and programs that are designed to enhance the long-term growth and profitability of the Company, and therefore long-term stockholder value creation, by closely aligning the financial interests of the Company’s senior executives with those of its stockholders. We strive to ensure that executive compensation relates to the financial performance of the Company.

Our primary compensation responsibility is to provide appropriate incentives and to reward superior executive performance that will create long-term investor value and to encourage executives who deliver that performance to remain with the Company and to continue that level of performance. We approve all of the policies, plans, and programs under which compensation is paid or awarded to our CEO and the Company’s four other most highly compensated executive officers, or “Named Executive Officers.” We establish performance goals for the CEO and Named Executive Officers, as well as other executive officers and for the Company as a whole, and we annually review the collective and individual performance of these top executives. We utilize performance measurements in awarding compensation and in setting new performance goals for the future. We review every compensation action relating to the top executives, and we oversee and evaluate the effectiveness of the Company’s executive compensation policies and programs in hiring, motivating and retaining other key employees. We retain the services of independent compensation advisors to assist us with the review and evaluation of our compensation policies and proposed new compensation arrangements, including new executive employment agreements. We regularly meet in executive session, without any management directors or employees present.

Each element of the Company’s executive compensation policies and programs is intended to serve a purpose. We intend that the policies and programs include a combination of compensation elements that enable the Company to attract, incentivize, reward and retain executives of superior ability who are dedicated to the long-term interests of our investors. The basic elements of our executive compensation policies and programs are: base salary; annual incentive compensation (cash bonuses); longer-term cash incentives; long-term equity-based compensation (stock options, restricted stock, and restricted stock units); supplemental retirement payments; and other benefits. An executive’s compensation is presented, reviewed, and analyzed in the context of all of the executive’s total compensation. Each of these components of executive compensation are described in greater detail below.

Base salary. It is the objective of the Compensation Committee to set base compensation for our CEO (but not our current CEO) and the executive officers at levels that are intended to achieve two goals:

-	to be competitive (between the 50th and 75th percentile) with that paid in industries that we believe have financial, operational, and risk characteristics that are sufficiently similar to the Company to provide a reasonable basis for comparison; and

-	to provide a reasonable degree of financial security, opportunity and flexibility to those individuals who the Board regards as adequately performing the duties associated with their positions.

In furtherance of these objectives, we periodically, though not necessarily annually, review the salary levels of a sampling of solid waste management companies as well as those in other industries that we believe provide a reasonable basis for comparison. Although we do not attempt to specifically tie executive base pay to that offered by any particular sampling of companies, our review provides a useful gauge in administering the Company’s base compensation policy. In general, however, we consider the credentials, length of service, experience, and consistent performance of each of the individual senior executives, relative to the range of competitive compensation, when setting compensation levels for those executives.

The Company has employment agreements with the CEO and each of the executive officers, which specify annual base salaries that may be increased in the future, based on the foregoing criteria. The base salaries of the former CEO and the Named Executive Officers were generally increased by 2% for 2004, except that we approved an increase of 10% for the Executive Vice President and Chief Financial Officer in 2004, to more closely reflect the new and additional responsibilities associated with the promotion to that position. In addition, we increased the base salaries of the former CEO and each of the Named Executive Officers by $5,000 in 2004, to compensate these employees for the termination of certain enhanced medical benefits. As of the date of this proxy statement, there are no expected increases in the base salaries for the current CEO or the current executive officers for 2005, except in the case of (a) Donald W. Slager, who was promoted from Executive Vice President and Chief Operating Officer to President and Chief Operating Officer, effective January 3, 2005, and (b) James E. Gray, who was promoted from Vice President, Controller and Chief Accounting Officer to Senior Vice President, Controller and Chief Accounting Officer, effective January 3, 2005. Mr. Slager received an increase in base salary in the amount of $82,000, or 12%, and Mr. Gray received an increase of $8,890, or 3%, over their respective base salaries for 2004. These increases were intended to reflect these officers’ new and additional responsibilities.

Annual Incentive Compensation. The Company pays annual incentive compensation to the CEO (other than the current CEO) and the other executive officers under the Company’s Senior Management Incentive Plan, or “Senior MIP”, a component of the Management Incentive Plan (formerly, the Senior Executive Defined Bonus Plan), for which the material terms of the performance goals were previously approved by the Company’s stockholders. Annual incentives for each year will be paid in the following year (1) if the Company achieves one or more performance goals as set forth in the Senior MIP and as determined by the Compensation Committee at the beginning of each year, and/or (2) if the executive achieves one or more personal performance goals. The Company’s performance goals for annual incentive compensation may be based upon the metrics reflecting one or more of the following business measurements: earnings; cash flow; revenues; financial return ratios; debt reduction; risk management; customer satisfaction; and total stockholder returns. Any of the foregoing metrics may be measured either in absolute terms or as compared with another company or companies or with prior periods.

Our 2004 performance criteria for the former CEO and the Named Executive Officers had the following weightings relative to their target awards: 70% for overall Company financial performance, based upon 2004 growth in earnings before interest, taxes, depreciation, and amortization, or “EBITDA”, and 30% for individual performance. Based on the 2004 overall company financial performance, we did not award any annual incentive compensation. We did award annual incentive compensation for the achievement of individual performance goals.

As a result, the former CEO and Named Executive Officers received the following annual incentive compensation for 2004:

Name	Amount
Donald W. Slager	$200,400
Peter S. Hathaway	$174,000
Steven M. Helm	$126,270
Thomas H. Van Weelden	$376,748
Thomas W. Ryan	$177,458

For 2005, the Compensation Committee has approved a 2005 Senior MIP with two components. The current executive officers, but not the current CEO, will be eligible to receive annual incentive compensation based upon the more favorable outcome of the two components. One component will continue to utilize a combination of overall Company financial performance goals and individual performance goals, with the following weightings relative to their target awards: 75% for overall Company financial performance, based upon 2005 EBITDA growth, and 25% for individual performance. The second component will utilize overall Company financial performance goals consisting of a year-over-year EBITDA growth and return on invested capital, as well as individual performance goals, with the same relative weighting between Company and individual performance goals as in the case of the first component. These goals are consistent with the performance measures established under the Senior MIP, the material terms of which were previously approved by the Company’s shareholders. In addition, in the event that the Company does not achieve either of the overall Company financial performance goals described above (i.e., EBITDA growth and return on invested capital), participants in the 2005 Senior MIP will be eligible to receive a portion of the annual incentive compensation to which they would otherwise have been entitled based upon achievement of financial performance goals by one or more of the Company’s operating regions during 2005.

Long-Term Incentive Plan. The Long-Term Incentive Plan, or “LTIP”, is a long-term incentive plan, based on the attainment of predetermined, multi-year performance objectives. The LTIP is similar in structure to the Senior MIP, but generally involves a three-year performance period instead of one year and covers a larger number of management employees than the Senior MIP (although fewer management employees than are covered under the Company’s Management Incentive Plan). The LTIP is designed to (a) provide certain management personnel with a long-term cash incentive component of compensation that relies on financial performance; (b) reward certain management personnel with an opportunity to share in the Company’s success; (c) strengthen the link between pay and performance; (d) facilitate the retention of key employees, and (e) balance the focus between short-term and long-term corporate objectives.

Generally, each LTIP performance period is three years, with potential grants made annually. We identify performance objectives and target awards prior to or at the beginning of each three-year performance period. At the end of each performance period, we determine actual awards based on achievement of the objectives.

As in the case of the Senior MIP, the performance goals that we set for the LTIP may be based upon the metrics reflecting one or more of the following business measurements: earnings; cash flow; revenues; financial return ratios; debt reduction; risk management; customer satisfaction; and total stockholder returns. Any of these metrics may be measured either in absolute terms or as compared with another company or companies or with prior periods.

To accelerate the implementation of the LTIP when it was adopted, an initial two-year period was implemented from January 1, 2003 to December 31, 2004. The awards for the 2003-2004 performance period were payable only if the Company achieved, on an overall basis for the two-year period, specified goals for EBITDA compound annual growth and net average annual debt reduction, weighted 60% and 40%, respectively. In January 2005, we determined that none of the performance objectives had been met and the Company did not make any payments under the LTIP for the 2003-2004 performance period.

The first full performance period is January 1, 2003 through December 31, 2005, and the second full performance period is January 1, 2004 through December 31, 2006. The awards for each period will be payable only if the Company achieves, on an overall basis for the respective three-year performance period, specified goals for EBITDA compound annual growth and net average annual debt reduction, weighted 60% and 40%, respectively.

The current LTIP performance period is January 1, 2005 through December 31, 2007. In January 2005, we granted LTIP awards to 34 members of management, including the current executive officers, but not the current CEO, for the 2005-2007 performance period, to provide an emphasis on specified financial performance goals that we consider to be important contributors to long-term stockholder value. The awards will be payable only if the Company achieves, on an overall basis for the three-year performance period, specified goals for cash flow from operations and return on invested capital, weighted 60% and 40%, respectively. These goals are consistent with the performance measures that were established in the LTIP, the material terms of which were previously approved by the Company’s stockholders.

Incentive Stock Plans. The Company maintains various incentive stock plans that are intended to provide the Company’s executive officers, and other key management personnel, with a continuing proprietary interest in the Company, in order to more fully align the interests of those personnel who share the primary responsibility for the management and growth of the Company with the interests of the Company’s other stockholders. The incentive stock plans provide a significant non-cash (equity) form of compensation that is intended to benefit the Company by enabling it to continue to attract and to retain qualified personnel. We are authorized to make awards or grants under the incentive stock plans to eligible employees. In determining awards or grants under the incentive stock plans, we consider metrics reflecting one or more of the following business measurements: earnings; cash flow; revenues; financial return ratios; debt reduction; risk management; customer satisfaction; and total stockholder returns. Any of the metrics may be measured either in absolute terms or as compared with another company or companies or with prior periods.

In February 2004, we amended the 1991 Incentive Stock Plan, or “1991 Plan”, to permit the granting of restricted stock units, or “RSUs”. Each RSU is an unfunded Company promise to deliver one share of common stock at a future date rather than at the date of the award. While each RSU is outstanding, its value is equal to the value of a share of Company common stock. RSUs are generally subject to vesting on the same basis as stock options, and an RSU cannot be converted to common stock nor can the underlying shares of common stock be sold until the RSU vests. When an RSU does vest, it is typically converted into common stock, unless the holder of the RSU elects to defer the conversion beyond the vesting date pursuant to one of the Company’s non-qualified deferred compensation plans. We began awarding RSUs in lieu of stock options to LTIP-eligible key employees in 2004. RSUs will result in less EPS dilution because we grant fewer RSUs as compared to the number of options formerly granted to the employees in view of the fact that, when granted, RSUs have more value than stock options. We believe the cost of granting RSUs is comparable to the cost of granting stock options based upon the ratio of RSUs to options used and based upon the advice of our compensation consultants.

In December 2004, we amended the 1991 Plan (1) to clarify that employees who are otherwise eligible to participate in any of the Company’s non-qualified deferred compensation plans are permitted to defer the settlement of their RSUs in accordance with the terms of those plans, and (2) to provide that the terms with respect to the exercise of a participant’s options following a termination of employment are those in the 1991 Plan, except as otherwise determined by the Compensation Committee and as otherwise set forth in the agreement evidencing the participant’s grants or in an employment or any other written agreement with the Company. Neither the February 2004 nor the December 2004 amendments required approval by the Company’s stockholders.

For 2004, we approved non-qualified option grants under the 1991 Plan to certain management personnel who are not eligible for participation in the LTIP. These option grants represent an aggregate of 2,153,750 shares of the Company’s common stock, or approximately 5.3% of the shares authorized to be awarded under the 1991 Plan. Also, for 2004, we approved RSU grants under the 1991 Plan to key employees, including the former CEO and the current executive officers, who were eligible for participation in the LTIP. These RSU grants represented an aggregate of 558,333 RSUs, or approximately 1.4% of the shares authorized to be awarded under the 1991 Plan. The stock options and RSUs granted for 2004 are subject to vesting over a period of three years.

For 2005, we approved non-qualified option grants under the 1991 Plan to certain management personnel who are not eligible for participation in the LTIP. These option grants represent an aggregate of 2,121,000 shares of common stock, or approximately 4% of the shares of Company common stock authorized to be awarded under the 1991 Plan. Also, for 2005, we approved RSU grants under the 1991 Plan to key employees, including the current executive officers (but not the current or former CEO), who were eligible for participation in the LTIP. These RSU grants represent an aggregate of 400,000 RSUs, or approximately 1% of the shares of common stock authorized to be awarded under the 1991 Plan. The stock options and RSUs granted for 2005 are subject to vesting over a period of five years.

Under the 1991 Plan, the maximum number of shares of common stock which can be subject to awards is 10.5% of the number of fully diluted shares of common stock as of the date an award is made. Accordingly, the number of shares of common stock authorized for grant under the 1991 Plan increases automatically as the number of shares of common stock outstanding increases. Notwithstanding these terms, we have elected to limit the total number of shares of common stock authorized for awards under the 1991 Plan to 24,388,761, without amending the plan.

We have previously awarded restricted stock to certain individuals pursuant to a Performance-Accelerated Restricted Stock Plan, or “PARSAP”. In February 2004, we approved the amendment of the PARSAP awards, effective July 1, 2004, to provide that an individual will become partially vested in the shares after four years (approximately 14.3% after four years, and an additional 14.3% each year thereafter until fully vested after 10 years). We also approved the elective conversion by participants of their PARSAP awards into RSUs to allow participants to defer settlement pursuant to the Company’s non-qualified deferred compensation plans.

Supplemental Executive Retirement Payments. The Supplemental Executive Retirement Plan, or “SERP”, incorporates provisions for supplemental retirement payments as specified in the employment agreements of the former CEO and the executive officers (but not the current CEO), as well as certain other key employees. Eligible executives who retire from their employment after attaining certain age and service requirements will receive payments equal to sixty percent of their base salaries over a period of ten years.

Deferred Compensation Plans. The Company currently maintains two non-qualified deferred compensation plans, or “Deferred Compensation Plans”, which permit eligible executives to voluntarily elect to defer the payment of some or all of the components of their total compensation from the Company. The Company does not make any contributions to these Deferred Compensation Plans, or provide any earnings or other guarantees with respect to the participants’ deferrals under the plans. Participants also elect, pursuant to the terms of the Deferred Compensation Plans, the form and timing of their distributions from the plans. During 2004, we approved the amendment to the Company’s Executive Deferred Compensation Plan to permit the deferral of the payment of LTIP awards and to permit the deferral of the settlement of RSUs. In addition, participants are eligible to defer the payment of their base salaries and annual incentive compensation. In November 2004, we adopted the 2005 Executive Deferred Compensation Plan, which became effective December 1, 2004. The 2005 plan is substantially similar to the Executive Deferred Compensation Plan, but is intended to comply with the provisions of Section 409A of the Internal Revenue Code of 1986, as amended, or “Code”.

Other Components of Executive Compensation. The Company provides certain other forms of compensation and benefits to the CEO and the executive officers, including perquisites, 401(k) matching contributions, enhanced life insurance benefits, personal tax and financial planning benefits, and similar items. Certain of these forms of compensation and benefits do not extend to the current CEO. However, the current CEO is entitled to the use of the Company’s airplane in connection with travel between the Company’s headquarters in Scottsdale, Arizona, and his personal residences. We have reviewed these other components of compensation in relation to the total compensation of the CEO and the executive officers, and determined that they are reasonable and appropriate.

2005 Transition Plan. To ensure the retention of certain senior and key employees while implementing the Company’s new operating plan, as well as during a transition from the current CEO and Chairman of the Board of Directors, Mr. Cotros, to a new CEO and Chairman of the Board of Directors, the Company implemented a 2005 Transition Plan for certain and other key employees (the “2005 Transition Plan”), effective January 1, 2005. Under the 2005 Transition Plan, each covered individual will receive (a) one payout equal to one-half of the individual’s total potential payment on June 20, 2005, if the individual remains employed with the Company through June 15, 2005, and (b) a second payout equal to one-half of the individual’s total potential payment on December 20, 2005, if the individual remains employed with the Company through December 15, 2005. In order to receive the payouts, the individual must be employed with the Company in the same, similar or advanced position in which he or she is currently employed. There will be no pro-ration of the payout if the individual leaves the Company for any reason prior to the relevant payout date(s). The following current executive officers are potentially eligible to receive the following compensation under the 2005 Transition Plan:

Name	Amount
Donald W. Slager	$200,000
Peter S. Hathaway	$150,000
Steven M. Helm	$100,000
Donald A. Swierenga	$85,000
James E. Gray	$85,000

Total Executive Compensation for 2005. The table shown under the heading “Executive Compensation - Recent Developments with Respect to Executive Compensation — Summary of 2005 Senior Executive Officer Compensation” summarizes certain information with respect to the total compensation payable for 2005 to the Company’s current CEO and executive officers.

Executive Employment Agreements

To create appropriate incentives for, and to ensure the retention of, certain of its key employees and to establish certain protection for the Company, the Company has entered into employment agreements with those employees. In August 2003, in the case of the Company’s then-current Executive Vice President and Vice Chairman, and in February 2004, with respect to the then-current CEO and other Named Executive Officers, as well as for certain other executive officers, we approved amendments to these executives’ employment agreements to more closely align the interests of these executives with those of the Company, to encourage the retention of these executives, and to reflect current trends and best practices in executive compensation. The new provisions in the amended employment agreements with the then-current CEO and other Named Executive Officers include the following:

-	two-year terms;

-	continued vesting of equity compensation awards, for three years, in the event of an executive’s termination of employment for good reason or without cause, or retirement (as those terms are defined in the agreements), and corresponding restrictive covenants for a three-year period following such termination or retirement;

-	payments, over a three-year period, in the aggregate amount of three times base salary and targeted annual incentive, in the event of an executive’s termination of employment for good reason or without cause, and in the amount of two times base salary and targeted annual incentive in the event of an executive’s death or disability;

-	supplemental retirement payments, as described above;

-	a lump sum payment in the event of a termination of employment in connection with a change in control (as defined in the agreements), in the amount of three times the executive’s base salary and targeted annual incentive; and

-	a partial gross-up for Section 280G excise tax and income tax in the event of a change in control, conditioned upon the attainment of a specified threshold stock price, to be adjusted on an annual basis.

On October 4, 2004, the Company entered into an employment agreement with its current CEO, the material terms of which are described below under “Basis for Chief Executive Officer Compensation”, and in the section entitled “Executive Compensation – Employment Agreements – Employment Agreement with Charles H. Cotros.”

Overall Factors We Considered in Making Specific Compensation Decisions

As in prior years, in 2004 we ultimately based all of our determinations regarding executive compensation upon our assessment of each executive officer’s leadership performance and potential to enhance productivity, growth and long-term stockholder value. We rely upon our collective, considered judgment, together with advice from our independent consultant and other advisors, not upon rigid guidelines, formulas, or short-term changes in our stock price in determining the amount and mix of compensation elements for each executive officer.

Key factors affecting our judgments included the following:

-	the nature and scope of the executive officers’ responsibilities;

-	the executive officers’ effectiveness in leading the Company’s initiatives to enhance long-term shareholder value, productivity, and growth; and

-	the executive officers’ success in creating a culture of unyielding integrity and compliance with applicable law and the Company’s ethics policies.

We also considered the compensation levels and performances of a comparative group of major companies that are most likely to compete with the Company for the services of executive officers, and took steps to structure the executive officers’ compensation to ensure the continuity of the Company’s leadership.

Based upon all the factors we considered relevant, and in view of the Company’s financial and operating performance, we believe it was in the stockholders’ best long-term interest to set the overall level of the Company’s salary, bonus, and other incentive compensation awards to the executive officers between the 50th and 75th percentiles relative to the comparison group. We continue to believe that the quality and dedication of the Company’s executive officers is a critical factor affecting the long-term value of the Company. Therefore, we continue to strive to maintain an executive compensation program that will attract, motivate, and retain the highest possible level of executive leadership.

Our decisions concerning the specific 2004 compensation elements for individual executive officers, including the then-current and current CEO, were made within this framework. We also considered each executive officer’s level of responsibility, performance, current salary, prior-year bonus, and other compensation awards. As noted above, in all cases we ultimately based our specific decisions involving 2004 executive officer compensation upon our judgment about the individual executive officer’s leadership performance and potential future contributions — and about whether each particular payment or award would provide an appropriate incentive and reward for performance that sustains and enhances long-term stockholder value.

Review of All Components of Executive Compensation

The Compensation Committee has reviewed all components of the current and former CEOs’ and the executive officers’ compensation as described above (and, in the case of the severance and change-in-control provisions of their employment agreements, the potential payouts) and finds such total compensation, in the aggregate, to be reasonable and not excessive. It should be noted that when we consider any component of these officers’ total compensation, we take into consideration the aggregate amounts and mix of all the components, including accumulated (realized and unrealized) option and restricted stock grants, in making our decisions.

Basis for Chief Executive Officer Compensation

Thomas H. Van Weelden served as our Chairman of the Board and CEO until October 4, 2004, and served as our President until October 25, 2004. Charles H. Cotros was named Chairman of the Board and CEO on October 4, 2004, and also served as President from October 25, 2004 until January 3, 2005.

CEO Compensation of Thomas H. Van Weelden. The Company and Mr. Van Weelden were parties to an employment agreement, as described in the section entitled “Executive Compensation – Employment Agreements – Employment Agreement with Thomas H. Van Weelden.” We approved the payment to Mr. Van Weelden of a base salary of $1,255,826 for 2004, which was 2% greater than his 2003 base salary, and annual incentive compensation under the Senior MIP in the amount of $376,748.

When Mr. Van Weelden’s salary for 2004 was approved, we considered it to be appropriate for the following reasons: Mr. Van Weelden’s experience as an entrepreneur and leader who was instrumental in the Company’s growth and development; his role in leading the Company in a challenging economic environment; and his commitment to shaping an agenda to enhance long-term investor value, to achieve accelerating profitable growth, to create value by strengthening the Company’s capital structure and to take steps to maintain and increase management’s effectiveness by assembling key components of the executive management team. We took steps to link Mr. Van Weelden’s pay closely to the Company’s performance and to align his interest directly with the long-term interests of stockholders by approving the participation of Mr. Van Weelden in the 2004-2006 LTIP performance period. We also granted Mr. Van Weelden 50,000 RSUs, which vest over three years. When assessed relative to market levels, as part of our compensation review, Mr. Van Weelden’s total compensation package was generally competitive with the market median (50th percentile).

On October 25, 2004, the Company and Thomas H. Van Weelden terminated Mr. Van Weelden’s employment agreement, effective immediately, except for those provisions that have continuing effect under the terms of the agreement, as previously amended. As a result of the termination of the employment agreement (1) from November 2004 to May 30, 2005, the Company will pay Mr. Van Weelden an aggregate of approximately $732,565, representing the equivalent of his salary for seven months, (2) from May 31, 2005, to May 30, 2008, the Company will pay Mr. Van Weelden an aggregate of approximately $7,534,956, representing the equivalent of his base salary plus his targeted bonus for three years, (3) Mr. Van Weelden will be entitled to receive health and related benefits over a five-year period estimated to aggregate approximately $150,000 in total value, and (4) as a result of the achievement of the 2004 non-financial performance goals, Mr. Van Weelden received a bonus of $376,748 for 2004. In addition, under the terms of Mr. Van Weelden’s employment agreement, he will continue to vest in his equity awards for a period of three years beginning May 31, 2005.

CEO Compensation of Charles H. Cotros. On October 4, 2004, the Company and Charles H. Cotros entered into an employment agreement under which Mr. Cotros serves as the Company’s Chairman of the Board of Directors and Chief Executive Officer, succeeding Thomas H. Van Weelden. The term of Mr. Cotros’ agreement is for a period of not less than 12 months, nor more than 24 months. We approved the payment to Mr. Cotros of a base salary of $1,872,000, and granted Mr. Cotros non-qualified stock options with respect to 240,000 shares of common stock under the 1991 Plan, vesting 50% on April

4, 2005 and 50% on October 4, 2005. Mr. Cotros’ employment agreement does not provide for any severance or retirement payments, and Mr. Cotros is also not currently eligible for any annual incentive, LTIP, or annual equity grant. Mr. Cotros’ employment agreement provides that he is entitled to the use of the Company’s aircraft for travel between the Company’s headquarters in Scottsdale, Arizona and his personal residences. Please see the section entitled “Executive Compensation – Employment Agreements – Employment Agreement with Charles H. Cotros” for a description of the material terms of Mr. Cotros’ employment agreement.

We determined the terms of Mr. Cotros’ employment agreement in view of the interim nature of Mr. Cotros’ expected role and the Company’s need for experienced leadership during a period of transition, as well as the advice of our independent consultant and other advisors. We considered Mr. Cotros’ salary and total compensation to be fair, balanced, and supportive of stockholders’ interests for the following reasons: Mr. Cotros’ experience as a leader who was instrumental in his prior company’s growth and development; his role in analyzing the Company’s strengths and weaknesses, and in shaping the foundation for future growth and profitability, and the creation of long-term investor value; his experience managing a large services company with national operations and regional operating structure similar to ours; and his demonstrated capacity leading a highly effective and financially performing organization.

The Company’s Corporate Governance Guidelines require an annual evaluation of the CEO’s performance. As part of this process, the Compensation Committee is responsible for conducting an independent assessment of the CEO’s performance that includes soliciting feedback from the Company’s directors. Every non-management Director is requested to complete a written evaluation of the CEO’s performance based on a formal position description for the job of CEO, which outlines responsibilities and key business objectives in the areas of leadership, strategic planning, financial goals and systems, financial results, succession planning, human resources, communications with shareholders, and external and Board relations. Although a formal CEO evaluation was not conducted in 2004 due to the change in our CEO, we will conduct and use the results of future CEO evaluations as part of our deliberations when considering any future adjustments to Mr. Cotros’ compensation and in considering the compensation of his successor.

Limitations on Deductibility of Certain Compensation for Federal Income Tax Purposes.

Section 162(m) of the Code provides that compensation in excess of $1,000,000 paid to the chief executive officer or to any of the other four most highly compensated executive officers of a company will not be deductible for federal income tax purposes unless such compensation is paid pursuant to one of the enumerated exceptions set forth in Section 162(m). The Company’s primary objective in designing and administering its compensation policies is to support and encourage the achievement of the Company’s strategic goals and to enhance long-term stockholder value. When consistent with this compensation philosophy, the Company also intends to attempt to structure its compensation programs such that compensation paid will be tax deductible by the Company. The Compensation Committee intends to review periodically the potential impact of Section 162(m) in structuring and administering the Company’s compensation programs.

Submitted by the Management Development/Compensation Committee:

Nolan Lehmann (Chairman)
Lawrence V. Jackson
Howard A. Lipson
Antony P. Ressler
Warren B. Rudman

EXECUTIVE OFFICERS

Our executive officers serve at the pleasure of the Board of Directors and are subject to annual appointment by the Board of Directors at its first meeting following the Annual Meeting of stockholders. Following is a list of all of our current executive officers. Biographical information about each follows the table. Thomas H. Van Weelden served as Chairman of the Board of Directors and Chief Executive Officer through October 4, 2004 and as President through October 25, 2004. Charles H. Cotros was appointed Chairman of the Board of Directors and Chief Executive Officer in October 2004. Thomas W. Ryan, who served as Executive Vice President and Vice Chairman, retired from Allied in December 2004. Messrs. Van Weelden and Ryan were no longer employed by Allied as of December 31, 2004.

Name	Age	Position Held
Charles H. Cotros	67	Chairman of the Board of Directors and Chief Executive Officer
Donald W. Slager	42	President and Chief Operating Officer
Peter S. Hathaway	49	Executive Vice President and Chief Financial Officer
Steven M. Helm	56	Executive Vice President, General Counsel and Corporate Secretary
Donald A. Swierenga	45	Senior Vice President, Operations
James E. Gray	55	Senior Vice President, Controller, and Chief Accounting Officer

For biographical information about Mr. Cotros see “Directors”.

Donald W. Slager was appointed President in addition to his current role of Chief Operating Officer in January 2005. Prior to that he served as Executive Vice President and Chief Operating Officer from June 2003 to January 2005, and as Senior Vice President, Operations from December 2001 to June 2003. Previously, Mr. Slager served as Vice President — Operations from February 1998 to December 2001, Assistant Vice President — Operations from June 1997 to February 1998 and Regional Vice President of the Western Region from June 1996 to June 1997. Mr. Slager also served as District Manager for the Chicago Metro District from 1992 to 1996. Before the Company’s acquisition of National Waste Services in 1992, he served at National Waste Services as General Manager from 1990 to 1992 and in other management positions with that company since 1985.

Peter S. Hathaway was appointed Executive Vice President and Chief Financial Officer in June 2003. Previously, Mr. Hathaway served as Senior Vice President, Finance from August 2000 to June 2003, Chief Accounting Officer from February 1995 to January 2001, and as a Vice President from May 1996 to August 2000. From May 1996 through April 1997, Mr. Hathaway also served as Treasurer. From September 1991 through February 1995, he was employed by Browning-Ferris Industries, Inc. (“BFI”) as Controller and Finance Director for certain Italian operations. From 1979 through September 1991, Mr. Hathaway served in the audit division of Arthur Andersen LLP in Colorado, Italy and Connecticut, most recently in the position of Senior Manager.

Steven M. Helm was appointed Executive Vice President, General Counsel and Corporate Secretary of the Company in January 2005. Prior to that Mr. Helm served as Senior Vice President, General Counsel and Corporate Secretary between June 2003 and January 2005, and Vice President, Legal and Corporate Counsel from May 1996 to June 2003. Prior to joining the Company in July 1995 as Corporate Counsel, Mr. Helm was a partner with the law firm of Dukes, Martin, Helm and Ryan Ltd. in Illinois from 1978 to July 1995.

Donald A. Swierenga was appointed Senior Vice President, Operations in January 2005. Prior to that he served as Vice President — Operations from June 2003 to January 2005 and as Western Area Vice President from October 2000 to June 2003. He has also served as Western Regional Vice President from 1997 through 2000, and as a District Manager in Arizona beginning in 1996. Mr. Swierenga joined BFI in 1981 and held positions of increasing responsibility including Safety Manager, Operations Manager and District Manager of its Chicago market operations.

James E. Gray was appointed Senior Vice President, Controller and Chief Accounting Officer in January 2005. Prior to that he served as Vice President, Controller and Chief Accounting Officer between January 2001 and January 2005. Prior to joining the Company, Mr. Gray served as the Chief Financial Officer at Raytheon Aircraft Company (“Raytheon”) from 1993 to 2001 and prior to that held various positions of increasing responsibility at Raytheon.

EXECUTIVE COMPENSATION

The following table provides summary information about compensation paid to or earned during the fiscal years ended December 31, 2004, 2003 and 2002 for (a) each person who served as our Chief Executive Officer during 2004, (b) each of the other executive officers serving at the end of the fiscal year ended December 31, 2004, and (c) one additional individual for whom disclosure would have been provided but for the fact that he was not serving as an executive officer at the end of fiscal 2004 (the “Named Executive Officers”):

SUMMARY COMPENSATION TABLE

					Long-Term
					Compensation Awards
						Securities
		Annual Compensation			Restricted	Underlying
Name and				Other Annual	Stock	Options/	All Other
Principal Position(s)	Year	Salary	Bonus (2)	Compensation(3)	Award(4)	SARs(#)	Compensation(5)
Charles H. Cotros(1)	2004	$482,000	$—	$18,154	$—	265,000	$—
Chairman of the Board	2003	—	—	—	—	—	—
of Directors and	2002	—	—	—	—	—	—
Chief Executive Officer

Donald W. Slager	2004	688,846	200,400	80,473	624,137	—	110,653
President and	2003	587,356	210,000	56,641	—	150,000	55,171
Chief Operating Officer	2002	461,250	115,250	31,906	—	75,000	26,091

Peter S. Hathaway	2004	600,192	174,000	62,198	618,807	—	33,049
Executive Vice President	2003	495,254	157,500	24,130	—	100,000	—
and Chief Financial Officer	2002	425,250	57,625	21,159	—	60,000	—

Steven M. Helm	2004	433,547	126,270	34,611	389,175	—	—
Executive Vice President, General	2003	405,593	122,234	26,749	—	—	—
Counsel and Corporate Secretary	2002	399,750	99,938	27,905	—	40,000	13,603

Thomas H. Van Weelden (6) Chairman of the Board of	2004	1,296,177	376,748	117,800	2,937,137	—	1,884,125
Directors, Chief Executive	2003	1,226,300	367,890	92,310	—	—	1,078,559
Officer and President	2002	1,202,255	196,500	246,386	—	225,000	265,612

Thomas W. Ryan (7)	2004	609,834	177,458	77,023	443,211	—	570,426
Executive Vice President	2003	571,990	172,508	32,522	—	—	117,360
and Vice Chairman	2002	563,750	140,937	39,540	—	75,000	5,107

(1)	Charles H. Cotros began his employment in his present capacity in October 2004, and his compensation as an employee is reflected in his compensation amounts shown above. Prior to his appointment as Chairman of the Board of Directors and Chief Executive Officer, he served as a member of the Board of Directors, for which he received $14,000 in cash fees and 25,000 options with an exercise price of $12.34 under the 1994 Non-Employee Director Stock Option Plan, which are also included in the amounts above.

(2)	The 2004 bonus has been calculated and included as 2004 bonus. However, this amount was not paid until 2005. The 2003 bonus was calculated and paid in 2004 and is being included in 2003, the year in which it was earned. The 2002 bonus was calculated and paid in 2003 and is being included in 2002, the year in which it was earned.

(3)	For Mr. Slager, the amounts include $33,444 and $35,584 for costs incurred in connection with the personal use of our aircraft during 2004 and 2003, respectively, and $35,502 for income tax and planning services during 2004. For Mr. Hathaway, the amount in 2004 includes $52,327 for costs incurred for income tax and planning services. For Mr. Van Weelden, the amounts include $71,927, $61,598 and $105,476 for costs incurred in connection with the personal use of our aircraft during 2004, 2003 and 2002, respectively and $31,825 for income tax and planning services during 2004. For Mr. Ryan, the amounts in 2004 include $22,190 for costs incurred in connection with the personal use of our aircraft and $40,311 for income tax and planning services. The remaining amounts for all of the executive officers include other perquisites and personal benefits such as automobile allowance, personal use of our aircraft, club dues, housing allowance and income tax and planning services that did not exceed, in the aggregate for the individual officers, the minimum reportable amount. In addition to the compensation discussed in the table above, Mr. Van Weelden and the Named Executive Officers earned equity compensation under a long-term incentive plan. See “Long-Term Incentive Plan – Awards in Last Fiscal Year.”

(4)	The Company issued restricted stock during April 2000 at a price of $5.875 to Messrs. Van Weelden, Slager, Hathaway, and Helm and during July 2000 at a price of $9.625 to Messrs. Ryan and Hathaway. In February 2004, the Management Development/Compensation Committee approved the amendment of the restricted stock agreements, effective July 1, 2004, to provide that shares of restricted stock begin vesting after four years (one-seventh after four years and one-seventh each year thereafter until fully vested after ten years). On February 5, 2004, the Company issued 41,667, 25,000 13,333, 50,000 and 20,000 restricted stock units at a price of $13.78 to Messrs. Slager, Hathaway, Helm, Van Weelden and Ryan, respectively. Each restricted stock unit entitles the holder to one share of common stock upon vesting. These restricted stock units vest evenly over a three-year period. The value of the restricted stock and restricted stock units at December 31, 2004, based on a closing price of $9.28 per share on that date was as follows: Mr. Slager: $3,091,131 (333,096 shares); Mr. Hathaway: $2,936,452 (316,428 shares); Mr. Helm: $1,810,036 (195,047 shares); Mr. Van Weelden: $8,948,574 (964,286 shares) and Mr. Ryan: $2,174,174 (234,286 shares). The Company will pay dividends, if any are paid with respect to the Company’s common stock, to holders of restricted stock units.

(5)	For Mr. Slager, the 2004 and 2003 amounts include $84,561 and $29,080 for the value realized from the exercise of stock options issued by us. Amounts for 2004, 2003 and 2002 for Mr. Slager also include principal amounts forgiven of $26,091 in each year related to a loan made in 1996. For Mr. Hathaway, the 2004 amount is for the value realized from the exercise of stock options issued by us. For Mr. Helm, the 2002 amount includes interest forgiven annually by us in the amount of $13,603 related to a loan made in August 2000 that was repaid in 2003. For Mr. Van Weelden, the 2004, 2003 and 2002 amounts include $1,884,125, $1,078,559 and $129,342, respectively, for the value realized from the exercise of stock options issued by us. The amount for 2002 also includes interest of $136,270 forgiven by us related to loans made in 1996 to Mr. Van Weelden. For Mr. Ryan, the 2004 amount is the value realized from the exercise of stock options issued by us and the 2003 and 2002 amounts represent reimbursement of certain relocation expenses paid by us.

(6)	Mr. Van Weelden resigned as an executive officer and director of our Company in October 2004.

(7)	Mr. Ryan retired as an executive officer of our Company in December 2004.

Option Grants in Last Fiscal Year. The following table provides certain information with respect to options granted to each person who served as our Chief Executive Officer during 2004 and to each of the Named Executive Officers during the fiscal year ended December 31, 2004 under our Amended and Restated 1991 Incentive Stock Plan and the 1994 Non-Employee Director Stock Option Plan.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

Number of
	Securities		Percent of Total
	Underlying		Options/SARs			Potential Realizable Value at
	Options		Granted	Exercise or		Assumed Annual Rates of Stock
	SARs		to Employees	Base Price	Expiration	Price Appreciation for Option Term (3)
Name	Granted (#)		in Fiscal Year	(Per Share)	Date	5%	10%
Charles H. Cotros	240,000	(1)	31%	$9.06	10/04/2010	$739,504	$1,677,682
	25,000	(2)	3%	$12.34	07/22/2014	$194,014	$441,670
Donald W. Slager	—		—	—	—	—	—
Peter S. Hathaway	—		—	—	—	—	—
Steven M. Helm	—		—	—	—	—	—
Thomas H. Van Weelden	—		—	—	—	—	—
Thomas W. Ryan	—		—	—	—	—	—

(1)	These options vested 50% on April 4, 2005, and the remainder will vest on October 4, 2005. In addition, any unvested options will become 100% vested upon termination of Mr. Cotros’ employment unless he is terminated for “cause” or he leaves employment without “good reason”, as those terms are described in Mr. Cotros’ employment agreement. To the extent vested, the vested options will remain exercisable until October 4, 2010, notwithstanding Mr. Cotros’ termination of employment for any reason.

(2)	These options were granted under the 1994 Non-Employee Director Stock Option Plan prior to the date on which Mr. Cotros became an employee of the Company.

(3)	Potential gains are net of the exercise price, but before taxes associated with the exercise. Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The assumed 5% and 10% stock price appreciation rates are provided in accordance with the rules of the SEC and do not represent our estimate or projection of the future price of our Common Stock. Actual gains, if any, on stock option exercises will depend upon the future market prices of our Common Stock.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year Ended Option Values. The following table provides certain information with respect to options exercised during the fiscal year ended December 31, 2004, by each person who served as our Chief Executive Officer during 2004 and each of the other Named Executive Officers:

AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION/SAR VALUE

			Number of			Value of Unexercised
			Securities Underlying			In-the-Money
	Shares		Unexercised Options/SARs			Options/SARs at
	Acquired on	Value	At Fiscal Year-End (#)			Fiscal Year-End (1)
Name	Exercise (#)	Realized	Exercisable		Unexercisable	Exercisable	Unexercisable
Charles H. Cotros	—	$—	25,000	(2)	240,000	$—	$52,800
Donald W. Slager	16,467	84,561	499,866		125,000	56,591	25,000
Peter S. Hathaway	4,112	33,049	494,221		86,667	180,949	16,667
Steven M. Helm	—	—	441,667		13,333	64,309	—
Thomas H. Van Weelden	232,175	1,884,125	1,827,825		75,000	—	—
Thomas W. Ryan	156,250	570,426	68,750		25,000	—	—

(1)	Calculated by multiplying the number of shares underlying outstanding in-the-money options by the difference between the closing sales price of the common stock on December 31, 2004 ($9.28 per share) and the exercise price, which ranges between $4.50 and $9.03 per share. Options are in-the-money if the fair market value of the underlying common stock exceeds the exercise price of the option.

(2)	These options were granted under the 1994 Non-Employee Director Stock Option Plan prior to the date on which Mr. Cotros became an employee of the Company.

Long-Term Incentive Plan – Awards in Last Fiscal Year. The following table provides certain information with respect to our Long-Term Incentive Plan (LTIP) during the fiscal year ended December 31, 2004 with respect to each person who served as our Chief Executive Officer during 2004 and the Named Executive Officers:

LONG-TERM INCENTIVE PLANS — AWARDS IN LAST FISCAL YEAR

	Number of		Estimated Future Payouts
	Shares, Units	Performance or	Under Non-Stock Price-Based Plans (5)
	or Other	Other Period Until	Threshold	Target	Maximum
Name	Rights (#)	Maturation or Payout (1)	($) (2)	($) (4)	($) (3)
Charles H. Cotros	—	—	—	—	—

Donald W. Slager	—	Jan. 1, 2003 to Dec. 31, 2004	—	—	—
		Jan. 1, 2003 to Dec. 31, 2005	100,000	500,000	1,000,000
		Jan. 1, 2004 to Dec. 31, 2006	150,000	750,000	1,500,000

Peter S. Hathaway	—	Jan. 1, 2003 to Dec. 31, 2004	—	—	—
		Jan. 1, 2003 to Dec. 31, 2005	95,000	475,000	950,000
		Jan. 1, 2004 to Dec. 31, 2006	116,000	580,000	1,160,000

Steven M. Helm	—	Jan. 1, 2003 to Dec. 31, 2004	—	—	—
		Jan. 1, 2003 to Dec. 31, 2005	80,000	400,000	800,000
		Jan. 1, 2004 to Dec. 31, 2006	84,180	420,900	841,800

Thomas H. Van Weelden	—	Jan. 1, 2003 to Dec. 31, 2004	—	—	—
		Jan. 1, 2003 to Dec. 31, 2005	160,000	800,000	1,600,000
		Jan. 1, 2004 to Dec. 31, 2006	160,000	800,000	1,600,000

Thomas W. Ryan	—	Jan. 1, 2003 to Dec. 31, 2004	—	—	—
		Jan. 1, 2003 to Dec. 31, 2005	105,000	525,000	1,050,000
		Jan. 1, 2004 to Dec. 31, 2006	105,000	525,000	1,050,000

(1)	The plan establishes potential future payouts based on performance cycles. The initial 2-year cycle was from January 1, 2003 to December 31, 2004, the first 3-year cycle is from January 1, 2003 to December 31, 2005, and the second 3-year cycle is from January 1, 2004 to December 31, 2006.

(2)	The threshold payout is 20% of the target award, if the specified minimum performance goals are satisfied.

(3)	The target payout is 100% of the target award, if the specified target performance goals are satisfied.

(4)	The maximum payout is 200% of the target award and is based on meeting 100% of the performance goals.

(5)	Based upon actual financial results of the Company through 2004 and current projections for future years covered under the plan as compared to the goals set forth in each performance period, there was no payout under the 2003-2004 performance period and it is unlikely that payouts under either the 2003-2005 or 2004-2006 performance periods will occur.

Effective January 1, 2003 the Management Development/Compensation Committee granted long-term performance incentive awards to certain key members of management, including the then-Chief Executive Officer and the Named Executive Officers shown above, for the 2003-2004 and 2003-2005 performance periods. In 2004, the Management Development/Compensation Committee granted long-term incentive awards to certain key members of management, including the then-Chief Executive Officer and the Named Executive Officers shown above, for the 2004-2006 performance period. In January 2005, the Management Development/Compensation Committee granted new long-term incentive awards to certain key members of management including the Named Executive Officers, but excluding the current Chief Executive Officer, for the 2005-2007 performance period. These awards are intended to provide emphasis on specified performance goals that the Management Development/Compensation Committee considers to be important contributors to long-term stockholder value.

The performance goals set by the Management Development/Compensation Committee for the LTIP may be based upon the metrics reflecting one or more of the following business measurements: earnings, cash flow, revenues, financial return ratios, debt reduction, risk management, customer satisfaction, and total stockholder returns, any of which may be measured either in absolute terms or as compared with another company or companies or with prior periods.

The awards are payable only if we achieve specified levels of (1) EBITDA compound annual growth, and (2) net average annual debt reduction weighted 60% and 40%, respectively, in each case during (a) the two-year performance period beginning January 1, 2003 and ending December 31, 2004, (b) the three-year performance period beginning January 1, 2003 and ending December 31, 2005, and (c) the three-year performance period beginning January 1, 2004 and ending December 31, 2006. LTIP awards for the three-year performance period beginning January 1, 2005 and ending December 31, 2007 will be payable only if the Company achieves, on an overall basis for the three-year performance period, specified goals for average annual cash flow from operations and improvements in the return on invested capital, weighted 60% and 40%, respectively. The Management Development/Compensation Committee believes that these performance goals are aligned with the long-term shareholder value creation goals of increasing operating performance and reducing balance sheet leverage. The Management Development/Compensation Committee will have discretion to adjust the performance goals for one or more affected cycles if a major acquisition, divestiture, or other extraordinary event results in a significant impact on our ability to achieve such goals.

Actual results between the threshold and target or the target and maximum are interpolated to calculate the actual payout. No award will be earned with respect to a goal if performance does not meet the threshold performance level for such goal. The goals are independent, however, and a partial award can be attained even if one threshold is missed. Pro rata awards based on whole months of active participation and based on actual results will be paid at the end of the performance period if an executive’s employment terminates due to death, disability or retirement. All awards will be forfeited if the executive voluntarily terminates employment or is discharged for cause. Participants may be given the opportunity to elect to receive some or all of any payment in the form of shares of our common stock.

On February 17, 2005, the Management Development/Compensation Committee adopted an amendment to the LTIP to clarify that those employees who are otherwise eligible to participate in any of the Company’s non-qualified deferred compensation plans are permitted to defer LTIP awards in accordance with the terms of those plans. The LTIP previously made reference to the Company’s original Executive Deferred Compensation Plan. As the result of the Company’s adoption of the 2005 Executive Deferred Compensation Plan, the Management Development/Compensation Committee determined that it was in the Company’s best interests to define the term “Deferred Compensation Plan” in the LTIP more broadly, to include any and all deferred compensation plans that the Company maintains currently or in the future. The amendment does not require approval by the Company’s stockholders.

Recent Developments with Respect to Executive Compensation

2005 RSU Grants

On January 3, 2005, the Company granted 45,000, 30,000, 20,000, 20,000 and 20,000 RSUs to Messrs. Slager, Hathaway, Helm, Swierenga, and Gray, respectively. These RSUs will vest over five years. The closing price of the Company’s common stock on January 3, 2005 was $9.09 per share.

Certification of Achievement of 2004 Performance Goals for Senior Executive Officer Defined Bonus Plan

On February 17, 2005, the Management Development/Compensation Committee certified that the 2004 non-financial performance goals with respect to the Company’s Senior Executive Officer Defined Bonus Plan (the Officer Bonus Plan) had been achieved. The Management Development/Compensation Committee also determined that the Company did not meet the 2004 financial performance goals for year-over-year growth in EBITDA. The Company therefore awarded annual incentive compensation for non-financial performance, but did not award any bonus compensation based on Company financial performance under the Officer Bonus Plan to the Company’s former Chief Executive Officer and current and former Named Executive Officers, as set forth in the Summary Compensation Table.

Certification of Non-Achievement of 2004 Performance Goals for Long-Term Incentive Plan

On February 17, 2005, the Management Development/Compensation Committee certified that the Company had not achieved either (a) the goal with respect to EBITDA compound growth for the 2003-2004 performance cycle (the 2003-2004 Cycle) under the LTIP, or (b) the goal with respect to net annual average debt reduction for the 2003-2004 Cycle under the LTIP. Accordingly, the Company did not make any LTIP awards to the Company’s former Chief Executive Officer and current and former Named Executive Officers for the 2003-2004 Cycle under the LTIP.

2005 Performance Goals for Senior Management Incentive Plan

On February 17, 2005, the Management Development/Compensation Committee approved the 2005 performance goals for each of the components of the Senior Management Incentive Plan (the “Senior MIP”), formerly the Senior Executive Officer Defined Bonus Plan. The Senior MIP includes two components for 2005.

The Company’s Named Executive Officers, other than the current Chief Executive Officer, as well as certain other senior executive management personnel, will be eligible for annual incentive compensation under the Senior MIP based upon the more favorable outcome of the two components. One component will continue to utilize a combination of overall Company financial performance goals and individual performance goals with the following weightings relative to their target awards: 75% for overall Company financial performance, based upon 2005 EBITDA growth, and 25% for individual performance. The second component will utilize the overall Company financial performance goals consisting of year-over-year EBITDA growth and return on invested capital target levels, as well as the individual performance goals, with the same relative weighting between Company and individual performance goals as in the case of the first component. These goals are consistent with the performance measures established under the Management Incentive Plan (formerly, the Corporate Defined Bonus Plan), of which the Senior MIP is a component, the material terms of which were previously approved by the Company’s stockholders. The following table provides certain information with respect to potential future payouts payable to the Company’s current executive officers (other than the current Chief Executive Officer, who is not eligible to participate) under the Senior MIP:

Maximum 2005
Name	Annual Incentive (1)
Donald W. Slager	$1,125,000
Peter S. Hathaway	870,000
Steven M. Helm	631,350
Donald A. Swierenga	734,250
James E. Gray	450,000

(1)	The maximum annual incentive that may be paid to any participant for any year under the plan cannot exceed the lesser of (a) 150% of the participant’s annual base salary or (b) $5,000,000.

In the event that the Company does not achieve either of the overall Company performance goals described above, participants in the Senior MIP will be eligible to receive incentive compensation for 2005 based upon achievement of financial performance goals by one or more of the Company’s operating regions during 2005. If one or more regions achieves its performance goals, participants in the Senior MIP will receive a portion of the maximum annual incentive compensation to which they would otherwise have been entitled.

2005 Transition Plan for Senior and Key Management Employees

On February 17, 2005, the Management Development/Compensation Committee adopted the 2005 Transition Plan for Senior and Key Management Employees (the “2005 Transition Plan”). The 2005 Transition Plan is designed to ensure the retention of certain executive officers and other key employees during the Company’s transition to a new Chief Executive Officer and Chairman of the Board of Directors and to ensure retention of key employees while implementing the Company’s new operating plan. Under the 2005 Transition Plan, each covered individual will receive (a) one payout equal to one-half of the individual’s total potential payout on June 20, 2005, if the individual remains employed with the Company through June 15, 2005, and (b) a second payout equal to one-half of the individual’s total potential payout on December 20, 2005, if the individual remains employed with the Company through December 15, 2005. In order to receive the payout, the employee must be employed with the Company in the same, similar or advanced position in which he or she is currently employed. There will be no pro-ration of the payout if an employee leaves the Company for any reason prior to the relevant payout date. The following table provides certain information with respect to potential future payouts payable to the Company’s current executive officers (other than the current Chief Executive Officer, who is not eligible for this payment) under the 2005 Transition Plan:

Potential
Name	2005 Payout
Donald W. Slager	$200,000
Peter S. Hathaway.	150,000
Steven M. Helm	100,000
Donald A. Swierenga	85,000
James E. Gray	85,000

2005-2007 LTIP Performance Cycle

On February 17, 2005, the Management Development/Compensation Committee approved the implementation of a 2005-2007 LTIP performance cycle (the 2005-2007 Cycle) under the LTIP, and the performance goals for the 2005-2007 Cycle. The 2005-2007 Cycle is January 1, 2005 through December 31, 2007. LTIP awards for the 2005-2007 Cycle will be payable only if the Company achieves, on an overall basis for the three-year performance period, specified goals for average annual cash flow from operations and improvements in the return on invested capital, weighted 60% and 40%, respectively. These goals are consistent with the performance measures established under the LTIP, the material terms of which were previously approved by the Company’s stockholders. The following table provides certain information with respect to awards granted to the Company’s current executive officers, other than the current Chief Executive Officer, for the 2005-2007 Cycle:

	Potential Future Payouts Under 2005-2007 Cycle
Name	Threshold (1)	Target (2)	Maximum (3)
Donald W. Slager	$150,000	$750,000	$1,500,000
Peter S. Hathaway	116,000	580,000	1,160,000
Steven M. Helm	84,180	420,900	841,800
Donald A. Swierenga	60,000	300,000	600,000
James E. Gray	60,000	300,000	600,000

(1)	The threshold payout is 20% of the target award, if the specified minimum performance goals are satisfied.

(2)	The target payout is 100% of the target award, if the specified target performance goals are satisfied.

(3)	The maximum payout is 200% of the target award, and is based on meeting 100% of the performance goals.

Summary of 2005 Senior Executive Officer Compensation

The following table sets forth certain information with respect to 2005 compensation payable to the Company’s Chief Executive Officer and current executive officers as a result of the actions taken by the Management Development/Compensation Committee on February 17, 2005 and other actions taken by the Compensation Committee in December 2004:

	Mr. Cotros		Mr. Slager	Mr. Hathaway	Mr. Helm	Mr. Swierenga	Mr. Gray
Base Salary	$1,872,000	(1)	$750,000	$580,000	$420,900	$489,500	$300,000

2005 Senior Management			0 to	0 to	0 to	0 to	0 to
Incentive Plan (2)	—		1,125,000	870,000	631,350	734,250	450,000

Transition Plan (3)	—		200,000	150,000	100,000	85,000	85,000

2005-2007 LTIP			0 to	0 to	0 to	0 to	0 to
Cycle (4)	—		1,500,000	1,160,000	841,800	600,000	600,000

Restricted stock units (5)	—		409,050	272,700	181,800	181,800	181,800

			$1,359,050	$1,002,700	$702,700	$756,300	$566,800
			to	to	to	to	to
Total (6)	$1,872,000		$3,984,050	$3,032,700	$2,175,850	$2,090,550	$1,616,800

(1)	Assumes that Mr. Cotros remains employed as the Company’s Chief Executive Officer for all of 2005 at a base salary of $156,000 per month.

(2)	Amounts shown represent the range from minimum to maximum potential incentive compensation under the plan. Actual amounts of bonuses, if any, will not be determined and paid until early 2006.

(3)	Assumes that the officer receives the full amount payable to him under the 2005 Transition Plan.

(4)	Amounts shown represent the range from minimum to maximum potential LTIP awards payable under the 2005-2007 Cycle. Actual amounts of LTIP awards, if any, will not be determined and paid until early 2008.

(5)	Represents the number of restricted stock units granted to each executive on January 3, 2005, multiplied by the closing price of the Company’s common stock on January 3, 2005, which was $9.09 per share.

(6)	Amounts shown do not include other components of total compensation payable to the Chief Executive Officer and Named Executive Officers in 2005. Such amounts may include additional grants of options or restricted stock units, perquisites, the value realized from stock option exercises or sales of restricted stock, and other amounts.

Employment Agreements

We have employment agreements with our current Chief Executive Officer and each of the current executive officers, as described below. We also had employment agreements with our former Chief Executive Officer and former Executive Vice President and Vice Chairman, also as described below.

Employment Agreement with Charles H. Cotros

On October 4, 2004, we entered into an employment agreement with Charles H. Cotros under which Mr. Cotros serves as our Chairman of the Board of Directors and Chief Executive Officer. The agreement provides that Mr. Cotros will serve in those positions for at least one year, but not more than two years, although either party can decide to terminate the agreement earlier. Mr. Cotros has agreed to continue serving as a director for at least three years after the employment agreement terminates, subject to nomination by the Board of Directors based on the recommendation of the Governance Committee and election by shareholders. As compensation for his service as Chairman and Chief Executive Officer, we will pay Mr. Cotros a base salary of $1,872,000 annually. Mr. Cotros can elect to receive up to 50% of his salary in the form of Company common stock. If the Company terminates Mr. Cotros’ employment “without cause” or if Mr. Cotros terminates his employment for “good reason” (as those terms are defined in the employment agreement) within the first year of his employment, he will continue to be paid his base salary for the remainder of that first year.

In connection with his employment agreement, the Company granted to Mr. Cotros options to acquire 240,000 shares of Company common stock at an exercise price of $9.06 per share, which was the closing price of the common stock on October 4, 2004. The options vested 50% on April 4, 2005, and an additional 50% will vest on October 4, 2005 and, to the extent vested, will remain exercisable until October 4, 2010, notwithstanding Mr. Cotros’ termination of employment for any reason. In addition, any unvested options will be 100% vested upon termination of Mr. Cotros’ employment unless he is terminated “for cause” or he leaves employment without “good reason,” as those terms are defined in the employment agreement.

Under the employment agreement, Mr. Cotros is entitled to (a) four weeks paid vacation; (b) participation in all employee pension and welfare benefit plans and programs maintained by the Company for the benefit of its employees generally; (c) reimbursement of Mr. Cotros’ necessary business expenses; (d) reimbursement for all reasonable costs incurred in commuting from his current homes to the Company’s headquarters in Scottsdale, Arizona; and (e) indemnification and directors’ and officers’ insurance coverage. The Company also maintains rental housing for Mr. Cotros in the Scottsdale area. In addition, Mr. Cotros has access to the aircraft currently owned or leased by the Company, subject to its availability, for the purpose of traveling between the Company’s headquarters in Scottsdale and Mr. Cotros’ personal residences. Mr. Cotros’ employment agreement also contains standard provisions related to confidentiality and proprietary information, as well as non-competition and non-solicitation obligations during the employment term and for two years after his employment terminates.

Employment Agreement with Thomas H. Van Weelden

Effective January 1, 2004, we entered into an employment agreement with Thomas H. Van Weelden that superseded our previous employment agreement with Mr. Van Weelden. Under this agreement, Mr. Van Weelden served as our Chief Executive Officer, Chairman of the Board of Directors, and President at a base salary of $1,255,000 per year. The employment agreement also provided that Mr. Van Weelden would be entitled to (a) annual cash incentive compensation in an amount to be determined by the Board of Directors, with a target goal equal to 100% of his base salary; (b) four weeks paid vacation; (c) automobile allowance of $600 per month; (d) club membership dues; (e) participation in incentive, savings, retirement, and stock plans maintained by the Company for its executive officers; (f) participation in welfare benefit plans maintained by the Company for the benefit of its employees generally; (g) reimbursement of expenses; and (h) indemnification and directors’ and officers’ insurance coverage.

On October 4, 2004, Mr. Van Weelden resigned as our Chairman of the Board and Chief Executive Officer. On October 25, 2004, Mr. Van Weelden resigned as President, and the Company and Mr. Van Weelden terminated Mr. Van Weelden’s employment agreement, effective immediately, except for those provisions that have continuing effect under the terms of the agreement, as amended. As a result of the termination of the employment agreement (a) Mr. Van Weelden will be entitled to all of the compensation and benefits to which he would have been entitled under the employment agreement, as amended, as if the agreement had continued through May 30, 2005; (b) effective May 31, 2005, Mr. Van Weelden will be entitled to all of the severance compensation and benefits to which he would have been entitled if he had terminated the agreement for “good reason” or the Company terminated the agreement “without cause” (as those terms were defined in the agreement); and (c) Mr. Van Weelden will be entitled to receive his annual incentive compensation, if any, for fiscal 2004 in the same manner and at the same time that other named officers of the Company are paid their annual incentive compensation for the fiscal year ending December 31, 2004. Accordingly, (1) from November 2004 to May 30, 2005, we will pay Mr. Van Weelden an aggregate of approximately $732,565, representing the equivalent of his salary for seven months, (2) from May 31, 2005, to May 30, 2008, we will pay Mr. Van Weelden an aggregate of approximately $7,534,956, representing the equivalent of his base salary plus his targeted bonus for three years, (3) Mr. Van Weelden will be entitled to receive health and related benefits over a five-year period estimated to aggregate approximately $150,000 in total value, and (4) as a result of the achievement of the 2004 non-financial performance goals, Mr. Van Weelden received a bonus of $376,748 for 2004. In addition, under the terms of Mr. Van Weelden’s employment agreement, he will continue to vest in his equity awards for a period of three years beginning May 31, 2005. Mr. Van Weelden will remain subject to standard provisions in his employment agreement related to confidentiality and proprietary information, and will be subject to non-competition and non-solicitation obligations for three years after termination of his employment.

Employment Agreement with Thomas W. Ryan

Effective August 1, 2003, we entered into an employment agreement with Thomas W. Ryan that superseded our prior employment agreement with Mr. Ryan. Under this agreement, Mr. Ryan served as our Executive Vice President and Vice Chairman at a base salary of $575,000 in 2004. The agreement provided for a term ending on December 31, 2005. The employment agreement also provided that Mr. Ryan would be entitled to (a) annual cash incentive compensation in an amount to be determined by the Board of Directors, with a target equal to 100% of his base salary; (b) four weeks paid vacation; (c) automobile allowance of $600 per month; (d) club membership dues; (e) participation in incentive, savings, retirement, and stock plans maintained by the Company for its executive officers; (f) participation in welfare benefits offered to employees generally; (g) reimbursement of expenses; and (h) indemnification and directors’ and officers’ insurance coverage. Under the agreement, if Mr. Ryan terminated his employment for “good reason” or if the Company terminated his employment, “without cause” (as these terms were defined in the agreement), we would be obligated to pay an amount equal to two times the sum of Mr. Ryan’s base salary and targeted annual incentive compensation for the year in which the termination occurred.

In December 2004, the Company and Mr. Ryan agreed that Mr. Ryan would retire from the Company, effective December 30, 2004, and the Company and Mr. Ryan terminated Mr. Ryan’s employment agreement effective as of December 30, 2004. The Company will pay to Mr. Ryan an aggregate of approximately $3.5 million (subject to certain contingencies) in installments over a period of ten years beginning in January 2005 pursuant to an unfunded supplemental executive retirement benefit plan. The amount is equal to the full amount of retirement benefits to which Mr. Ryan would have been entitled under his employment agreement if he had continued to serve as an officer of the Company through December 31, 2005. The Company’s aggregate payments to Mr. Ryan will be less than those that the Company was obligated to pay under Mr. Ryan’s employment agreement, however, because the Company ceased paying Mr. Ryan’s salary on December 30, 2004 rather than December 31, 2005, and Mr. Ryan will not be eligible for any new incentive compensation after 2004. Mr. Ryan will remain subject to standard provisions in the employment agreement related to confidentiality and proprietary information, and will be subject to non-competition and non-solicitation obligations for one year after termination of his employment.

Employment Agreements with Messrs. Slager, Hathaway, Helm, Swierenga and Gray

Effective January 1, 2004, we entered into employment agreements with Donald W. Slager, Peter S. Hathaway, and Steven M. Helm. These agreements superseded our prior employment agreements with each of these executive officers. Effective June 1, 2004, we entered into an employment agreement with Donald A. Swierenga, which superseded our prior employment agreement with Mr. Swierenga. Effective January 3, 2001, we entered into an employment agreement with James E. Gray.

Under these agreements, (a) Mr. Slager currently serves as our President and Chief Operating Officer; (b) Mr. Hathaway currently serves as our Executive Vice President and Chief Financial Officer; (c) Mr. Helm currently serves as our Executive Vice President, General Counsel, and Corporate Secretary; (d) Mr. Swierenga currently serves as our Senior Vice President, Operations; and (e) Mr. Gray currently serves as our Senior Vice President, Controller, and Chief Accounting Officer. Under the agreements, Mr. Slager’s base salary was $668,000 for 2004, Mr. Hathaway’s base salary was $580,000 for 2004, Mr. Helm’s base salary was $420,900 for 2004, Mr. Swierenga’s base salary was $489,500 for 2004, and Mr. Gray’s base salary was $291,110 for 2004. The term of each employment agreement is a continuous period of two years, such that at any given time the remaining term of the agreement is two years. The employment agreements also provide that each executive is entitled to (a) annual cash incentive compensation in an amount to be determined by the Board of Directors, with a target goal equal to 100% of the executive’s base salary for Messrs. Slager, Hathaway, and Helm and 80% of the executive’s base salary for Messrs. Swierenga and Gray; (b) four weeks paid vacation; (c) an automobile allowance of $600 per month; (d) club membership dues; (e) participation in incentive, savings, retirement, and stock plans maintained by the Company for its executive officers; (f) participation in welfare benefit plans maintained by the Company for the benefit of its employees generally; (g) reimbursement of expenses; and (h) indemnification and directors’ and officers’ insurance coverage.

In the event the employment agreement of either Messrs. Slager, Hathaway, or Helm is terminated by the executive for “good reason” or by the Company “without cause” (as those terms are defined in the agreements), including termination within one year preceding or 18 months following the date on which a “change in control” (as defined) has occurred, we will be obligated to pay an amount equal to (i) three times the sum of the executive’s base salary plus (ii) targeted annual incentive compensation for the year in which the termination occurs. In the event the employment agreement of either Mr. Swierenga or Mr. Gray is terminated by the executive for “good reason” or by the Company “without cause” (as defined), including termination within one year preceding or 18 months following the date on which a “change of control” (as defined) has occurred, we will be obligated to pay an amount equal to (i) two times the sum of the executive’s base salary plus (ii) the targeted annual incentive compensation for the year in which the termination occurs. In addition, in the case of Mr. Swierenga, the Company and the executive may mutually agree to terminate his employment agreement immediately upon his reassignment to a different position with the Company.

The employment agreements for Messrs. Slager, Hathaway, Helm, and Swierenga provide for a partial gross-up for excise taxes under Section 280G of the Internal Revenue Code, provided that the price of the Company’s common stock equals or exceeds a threshold specified in the employment agreements ($20.70 in 2005), in connection with the cash payments made in the event of a termination of their agreements for good reason or without cause in connection with a change in control. Each of the employment agreements contains standard provisions relating to confidentiality and proprietary information, as well as non-competition and non-solicitation obligations during the employment term and for up to three years after termination of employment.

Supplemental Executive Retirement Plan

Under our Supplemental Executive Retirement Plan (“SERP”), which was adopted by the Board of Directors effective August 1, 2003, we will pay retirement benefits to certain executives employed by us. The Board of Directors selects executives that participate in the SERP. Qualifications to receive retirement payments under the SERP are outlined in each executive’s employment agreement. Depending on the terms of the specific agreement, upon bona fide retirement from the Company (a) the sum of the executive’s age and years of service with the company must equal at least 63 and (b) the executive must have completed at least 5 to 20 years of service with the Company.

Subject to certain contingencies, executives who meet the requirements will be entitled to maximum retirement payments for each year during the ten years following retirement in an amount equal to 60% of his or her average base salary during the three consecutive full calendar years of employment immediately preceding the date of retirement. For purposes of the SERP, years of service include all whole years of employment with the Company and with any entity acquired by us beginning with the executive’s initial date of employment with the Company or the acquired entity. In the event of the executive’s death prior to the payment of all of the retirement payments under the SERP, the balance of the payments will be made to the executive’s surviving spouse or to any other beneficiary named by the executive.

Pursuant to his Executive Employment Agreement, which became effective August 1, 2003, Thomas W. Ryan was the only Named Executive Officer selected by the Board of Directors to participate in the SERP during 2003. In January 2004, the Board of Directors approved new employment agreements for Messrs. Slager, Hathaway, Helm, and Van Weelden under which those Named Executive Officers were selected by the Board of Directors to participate in the SERP. In June 2004, the Board of Directors approved a new employment agreement for Mr. Swierenga under which he was selected by the Board of Directors to participate in the SERP.

The following table illustrates the potential annual retirement benefit payable to an executive who participates in the SERP based on a sample final average compensation. The benefits shown below are not subject to reduction for Social Security benefits.

Final Average	Annual Retirement Benefit After
Compensation (1)	Required Years of Service (2)
$400,000	$240,000
600,000	360,000
800,000	480,000
1,000,000	600,000
1,200,000	720,000
1,400,000	840,000

(1)	Final average compensation is the average base salary for the three consecutive full calendar years immediately preceding the date of retirement.

(2)	This column represents the maximum benefits payable under the SERP assuming retirement at age 60. The required years of service for the maximum benefits for Messrs. Slager, Hathaway, Helm and Swierenga are 20, 9, 9, and 10, respectively. As of December 31, 2004, Messrs. Slager, Hathaway, Helm and Swierenga had 19, 13, 9 and 0 years of service, respectively, for purposes of the SERP. Mr. Van Weelden’s employment agreement, as amended in October 2004, provides that Mr. Van Weelden will begin receiving severance compensation and benefits effective May 31, 2005 and, therefore, will not be eligible for SERP benefits. Mr. Ryan’s employment agreement, as amended December 2004, provides that Mr. Ryan will begin receiving annual SERP benefits in the amount of $351,615 over a period of ten years, beginning January 2005.

Equity Compensation Plan Information as of Fiscal Year-End

We maintain (a) the Amended and Restated 1991 Incentive Stock Plan, as amended (the 1991 Plan), (b) the 1993 Incentive Stock Plan, as amended (the 1993 Plan), and (c) the Amended and Restated 1994 Incentive Stock Plan, as amended (the 1994 Plan). The 1991 Plan, 1993 Plan, and 1994 Plan provide for the grant of non-qualified stock options, incentive stock options, shares of restricted stock, shares of phantom stock, stock bonuses, and certain cash bonuses. The 1991 Plan also provides for the grant of restricted stock units.

The 1991 Plan limits the maximum number of shares of common stock that may be granted to not more than 10.5% of the number of fully diluted shares of common stock on the date of an award. The 1991 Plan also limits awards in the form of restricted stock, restricted stock units, stock bonuses, performance awards, and phantom stock to not more than 25% of the aggregate shares available to be awarded or granted under the plan and limits the maximum number of options granted to any individual under the 1991 Plan to 500,000 per year. A maximum of 2,000,000 shares of common stock may be granted under the 1994 Plan. The 1994 Plan also limits the maximum number of awards that may be granted to any individual under the 1994 Plan to 1,000,000 shares of common stock per year.

The number of shares of common stock available for grant under the 1991 Plan was recently increased as the result of the issuance of additional shares of common stock and Series D Convertible Preferred Stock in March 2005. For purposes of calculating the number of shares available for grant under the 1991 Plan, we utilized the number of fully diluted shares of common stock as of April 1, 2005, 459,779,849, consisting of 331,006,190 shares of issued and outstanding common stock, 11,257,954 shares of common stock reserved for issuance upon conversion of convertible debt, and 117,515,705 shares of common stock reserved for issuance upon conversion of convertible equity. Notwithstanding that the number of shares available for grant under the 1991 Plan would have been 25,570,846, we have elected to limit the total number of shares available for grant under the 1991 Plan to 24,388,761 shares.

We also maintain the 1994 Non-Employee Director Stock Option Plan, as amended and restated on February 5, 2004 (the “1994 Directors’ Plan”), which currently provides for the automatic grant of options to acquire 25,000 shares of common stock at the time a non-employee Director is first elected to the Board of Directors and provides for an annual grant of options to acquire 10,000 shares of common stock to continuing non-employee Directors. As of April 1, 2005, there are 292,700 shares of common stock available for grant under the 1994 Directors’ Plan. On February 17, 2005, the Board amended and restated the 1994 Directors’ Plan into the 2005 Non-Employee Director Equity Compensation Plan (the “2005 Directors’ Plan”), subject to stockholder approval, as described under “Proposal to Amend and Restate the 1994 Non-Employee Director Stock Option Plan into the 2005 Non-Employee Director Equity Compensation Plan.”

The following table gives information as of the fiscal year ended December 31, 2004, about compensation plans under which our equity securities are authorized for issuances, which includes the 1991 Plan, the 1993 Plan and the 1994 Plan (collectively, the Incentive Stock Plans) and the 1994 Directors’ Plan.

EQUITY COMPENSATION PLAN INFORMATION

(c)
Number of Securities
	(a)		Remaining Available for
	Number of Securities to	(b)	Future Issuance under
	be Issued upon Exercise	Weighted-Average	Equity Compensation
	of Outstanding Options,	Exercise Price of	Plans (excluding
	RSUs, Warrants and	Outstanding Options,	securities reflected in
Plan Category	Rights (1) (2) (3)	Warrants and Rights (2)	column (a)) (2)
Equity compensation plans approved by security holders (1)	20,309,901	$11.48	17,044,590
Equity compensation plans not approved by security holders	—	—	—
Total	20,309,901	$11.48	17,044,590

(1)	There are 101,610 stock options outstanding under the American Disposal Services, Inc. 1996 Stock Option Plan (American Disposal Plan), which were assumed as part of the merger of American Disposal and the Company in October 1998. These stock options are held by 34 former employees and consultants of American Disposal, and are exercisable for 167,656 shares of our Common Stock (after giving effect to the exchange ratio provided in the merger). These 167,656 shares are included in column (a), but are not reflected in the weighted average exercise price in column (b). These options have a weighted average exercise price of $19.51 per share. No further awards will be made under the American Disposal Plan.

(2)	The 1991 Plan limits the maximum number of shares that may be granted under that plan to not more than 10.5% of the number of fully diluted shares of our common stock on the date of the grant. Notwithstanding this provision, we have elected not to utilize all of the shares which would otherwise be available for grant under the 1991 Plan as the result of increases in the number of fully diluted shares after December 31, 2004, and have limited the number of shares available for issuance under the 1991 Plan to 24,388,761 shares.

(3)	The numbers reflected in this column include 16,712,453 stock options and 3,597,448 RSUs. The numbers in this column are the number of shares of our equity securities authorized for issuance upon exercise of outstanding options, RSUs, warrants, and rights and do not include 1,456,000 shares of our issued and outstanding restricted common stock which were inadvertently included in column (a) of this table as it appears in our current Annual Report on Form 10-K.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2004, the Management Development/Compensation Committee (the “Compensation Committee”) consisted of Messrs. Lehmann, Jackson, Lipson, Ressler, and Rudman. Except in the case of Messrs. Lipson and Ressler, none of these individuals had any contractual or other relationships with the Company during such fiscal year except as Directors. Mr. Cotros was elected to the Board on July 22, 2004 and was appointed to the Compensation and Governance Committees. Mr. Cotros was elected Chairman of the Board and Chief Executive Officer on October 4, 2004 and he resigned from the Compensation and Governance Committees at that time. Messrs. Lipson and Ressler are Shareholder Designees (as defined) under our Shareholders’ Agreement with Apollo/Blackstone Investors. Please see “Certain Relationship and Related Transactions” for more information about the Shareholder Agreement.

PERFORMANCE GRAPH

The following performance graph compares the performance of the Company’s common stock to the Standard and Poor’s 500 Stock Index and to the Dow Jones Pollution Control Index. The graph covers the period from December 31, 1999 to December 31, 2004. The graph assumes that the value of the investment in our common stock and each index was $100 at December 31, 1999, and that all dividends were reinvested.

	December 31,	December 31,	December 31,	December 31,	December 31,	December 31,
	1999	2000	2001	2002	2003	2004
Allied Waste Industries, Inc.	$8.81	$14.56	$14.06	$10.00	$13.88	$9.28
Index	100.00	165.22	159.55	113.48	157.50	105.30

Standard and Poor’s 500 Stock Index	$1,469.25	$1,320.28	$1,148.04	$879.82	$1,111.92	$1,211.92
Index	100.00	89.86	78.14	59.88	75.68	82.49

Dow Jones Pollution Control Index	$50.34	$70.66	$79.23	$62.19	$82.56	$84.03
Index	100.00	140.37	157.39	123.54	164.00	166.92

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We enter into transactions with related parties only with the approval of a majority of the independent and disinterested members of the Board. We enter into such transactions only on terms we believe to be comparable to or better than those that would be available from unaffiliated parties, with the exception of items that are intended to be additional compensation. All of the loans we made to executive officers or Directors, including loans that have been repaid, were approved by the Board of Directors prior to the adoption of the Sarbanes-Oxley Act, in full compliance with our loan policies. All loan repayments were completed in accordance with our loan policies and in compliance with the Sarbanes-Oxley Act.

Donald W. Slager, our President and Chief Operating Officer, received a relocation loan from us in the amount of $150,000 in connection with his employment agreement dated April 8, 1996. The term of the loan is ten years, with 10% of the original principal balance forgiven by us each year and no interest accruing on the outstanding balance during Mr. Slager’s employment with us. The forgiveness of the loan is reported annually as a component of Mr. Slager’s compensation.

James G. Van Weelden, a brother of Thomas H. Van Weelden, our former Chairman of the Board, Chief Executive Officer, and President, was employed by us in 2003 as an Area Vice President and received $545,125 in employment compensation for the year ended December 31, 2003, which was consistent with the compensation paid to other Area Vice Presidents. Mr. Van Weelden was promoted to the position of Senior Vice President, Market Planning and Development in February 2004 and received $1,172,989 in employment compensation for the year ended December 31, 2004. The employment compensation amounts above include $92,235 for the value realized from the exercise of stock options for the year ended December 31, 2003 and $536,711 for the value realized from the exercise of stock options and the issuance of shares for the vesting of restricted stock awards issued by the Company for the year ended December 31, 2004.

Thomas H. Van Weelden, our former Chairman of the Board, Chief Executive Officer, and President, together with a trust in which members of Thomas H. Van Weelden’s immediate family are beneficiaries, and James G. Van Weelden, receive annual royalty payments from us in connection with two landfills, one in Newton County, Indiana and the other in Hoopeston, Illinois, that were previously owned by Messrs. Van Weelden and sold in 1989 to Environmental Development Corp. (EDC). In July 1992, we acquired EDC and assumed the obligation to make the royalty payments to Messrs. Van Weelden and the trust. These royalty payments are determined based on various factors, including the volume of the solid waste deposited in the landfills each year, and are payable for so long as deposits continue to be made at the landfill. During 2004, we paid $377,746, $240,966, and $20,307 to Thomas H. Van Weelden, James G. Van Weelden, and Thomas H. Van Weelden’s family trust, respectively. Thomas H. Van Weelden was furnished a vehicle for his personal use during a portion of 2004. Upon his termination of employment, Mr. Van Weelden returned this vehicle to the Company, and the vehicle was subsequently sold. We have determined that the fair market value of Mr. Van Weelden’s personal use of the vehicle during 2004 was approximately $1,600.

Roger A. Ramsey, former Chief Executive Officer and Chairman of the Board, retired from the Board in December 2002. At that time we extended the term of his outstanding stock options, which Mr. Ramsey received as an employee and Director of the Company, and they continued to vest and remained exercisable until December 2004. Mr. Ramsey had a loan of $2.2 million from us pursuant to a non-recourse promissory note that bore interest at a rate of 6.625% per year, the due date for which was extended, in December 2002, from December 31, 2002 to December 31, 2004. Mr. Ramsey exercised options for 232,175 shares, and paid the net, after-tax proceeds, in the amount of $735,400, to us in December 2004. The promissory note was non-recourse with respect to Mr. Ramsey, other than with respect to the proceeds of the stock options, which had been pledged to secure the loan. Therefore, the Company has recorded a charge for the amount of the uncollateralized portion of the note. Mr. Ramsey is not obligated to make any further payments to us under the promissory note.

Our Shareholders’ Agreement with the Apollo/Blackstone Investors includes various agreements with the Apollo/Blackstone Investors relating to their original investment in the Company in 1997 and their investment in connection with the acquisition of BFI in 1999. These agreements, among other things, grant the Apollo/Blackstone Investors rights to representation on the Board and to register under the Securities Act of 1933 the offer and sale of the securities of the Company that they hold, and also govern the voting of these company securities. The Shareholders’ Agreement is described in more detail under “Voting Agreements Regarding the Election of Directors.” (see page 9).

RATIFICATION OF INDEPENDENT AUDITOR

(Proposal 2)

The Audit Committee has appointed PricewaterhouseCoopers LLP as the independent auditor of the Company for the 2005 fiscal year.

Our by-laws do not require that our stockholders ratify the appointment of the Company’s independent auditor. The Audit Committee will consider the outcome of this vote in its decision to appoint an independent auditor next year, but it is not bound by the stockholders’ decision. Even if the appointment is ratified, the Audit Committee, in its sole discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

A representative of PricewaterhouseCoopers LLP will attend the Annual Meeting. The representative will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions from shareholders.

Required Vote

The affirmative vote of a majority of the votes cast on the proposal by the holders of common stock is required for the approval of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT AUDITOR FOR FISCAL YEAR 2005.

PROPOSAL TO AMEND AND RESTATE THE
1994 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN INTO THE
2005 NON-EMPLOYEE DIRECTOR EQUITY COMPENSATION PLAN

(Proposal 3)

The third proposal to be considered and voted upon at the Annual Meeting is to approve the amendment and restatement of the 1994 Non-Employee Director Stock Option Plan, as most recently amended and restated effective February 5, 2004 (“1994 Directors’ Plan”), into the proposed 2005 Non-Employee Director Equity Compensation Plan (“2005 Directors’ Plan”). The 2005 Directors’ Plan is attached as Appendix A to this proxy statement.

1994 Directors’ Plan. The 1994 Directors’ Plan provides for the award of options and cash fee awards to non-employee Directors. The 1994 Directors’ Plan provides for an initial grant of options to acquire 25,000 shares of the Company’s Common Stock at the time a non-employee Director is first elected to the Board and provides for an annual grant of 10,000 shares of common stock to non-employee Directors who are re-elected to the Board. The exercise price of each option granted under the 1994 Directors’ Plan is the fair market value (as defined in the 1994 Directors’ Plan) of a share of the Company’s common stock on the date on which the option is granted. The exercise price must be paid in cash. The 1994 Directors’ Plan provides that, at the election of a non-employee Director, an unrelated broker-dealer acting on behalf of the Director may exercise options granted to the Director and immediately sell the shares acquired on account of the exercise to raise funds to pay the exercise price of the option.

Under the 1994 Directors’ Plan, all options are fully vested when granted. The expiration date for an option is 10 years after the date the option is granted. If an eligible Director ceases to be a member of the Board, all outstanding options must be exercised within three months (or six months in the event of death while serving as a member of the Board). Options are not transferable other than by will or by the laws of descent and distribution, pursuant to a qualified domestic relations order or, in certain situations, to family members of the optionee or trusts or partnerships involving family members of the optionee.

The Company may pay cash fees to eligible Directors from time to time for attendance at meetings of the Board or of committees of the Board. Under the 1994 Directors’ Plan, eligible Directors may elect to have the Company pay these fees in the form of shares of common stock valued at the fair market value of the common stock on the last day of the calendar month in which the cash fee is awarded.

A total of 1,750,000 shares of common stock were authorized for issuance under the 1994 Directors’ Plan. As of April 1, 2005, (a) an aggregate of 597,300 shares of common stock have been issued upon exercise of options granted under the 1994 Directors’ Plan and/or issued in lieu of cash fees under the 1994 Directors’ Plan, (b) there were outstanding options to acquire 860,000 shares of common stock under the 1994 Directors’ Plan, and (c) an aggregate of 292,700 shares of the Company’s common stock remain available for option grants and for equity compensation in lieu of cash fees under the 1994 Directors’ Plan. If any outstanding option expires, terminates or is canceled for any reason, the shares of common stock subject to the unexercised portion of such option will again be available for grants under the 1994 Directors’ Plan. The 1994 Directors’ Plan provides for an adjustment in the number of shares of common stock available to be issued under the plan, the shares subject to outstanding options, and the exercise price of options upon a change in the capitalization of the Company, a stock dividend or split, a merger or combination of shares, and certain other similar events. The 1994 Directors’ Plan also provides for the termination of options upon the occurrence of certain corporate events.

The Board may at any time amend the 1994 Directors’ Plan in any respect, provided that, without stockholder approval, no amendment may (i) materially increase the benefits accruing to eligible Directors under the 1994 Directors’ Plan, (ii) materially increase the number of shares of common stock that may be issued under the 1994 Directors’ Plan, or (iii) materially modify the requirements as to the eligibility for participation in the 1994 Directors’ Plan.

The 1994 Directors’ Plan is administered by the Management Development/Compensation Committee. The Management Development/Compensation Committee has the authority to interpret and construe any provision of the 1994 Directors’ Plan and to adopt such rules and regulations for administering the plan, as it deems necessary. The Management Development/Compensation Committee, however, has no discretion as to the selection of the non-employee Directors to whom options are granted, the number of shares subject to an option, the exercise price, or the 10-year maximum term. All decisions and determinations of the Management Development/Compensation Committee are final and binding on all parties. The Company will indemnify each member of the Management Development/Compensation Committee against any cost, expense or liability arising out of any action, omission or determination relating to the 1994 Directors’ Plan.

An optionee will not recognize any income for federal tax purposes at the time an option is granted, and the Company will not be entitled to a deduction at that time. When any part of an option is exercised, however, the optionee will recognize ordinary income in an amount equal to the difference between the exercise price of the option and the fair market value of the shares received, and the Company will recognize a tax deduction in the same amount (subject to the limitations of Internal Revenue Code Section 162(m)).

2005 Directors’ Plan. On February 17, 2005, the Board amended and restated the 1994 Directors’ Plan to create the 2005 Directors’ Plan, subject to stockholder approval. The 2005 Directors’ Plan will become effective upon approval by the Company’s stockholders. The proposed changes increase the number of shares of Company common stock authorized for grant or award under the plan and provide for the opportunity to issue restricted shares of common stock and restricted stock units, or “RSUs”, in addition to stock options. The purpose of the 2005 Directors’ Plan is to appropriately compensate the non-employee Directors for their increased duties and responsibilities, to encourage greater direct share ownership, and to be consistent with broader trends in board compensation and governance. The 2005 Directors’ Plan also reflects a change in the Company’s equity compensation policies from stock options to awards of restricted shares or restricted stock units (“RSUs”). The 2005 Directors’ Plan is substantially identical to the 1994 Directors’ Plan, except as described below.

Under the 2005 Directors’ Plan, the aggregate number of shares of the Company’s common stock authorized for grant or award will be increased by 1,000,000 shares, from 1,750,000 shares to a total of 2,750,000 shares. Accordingly, if the 2005 Directors’ Plan is approved there will be approximately 1,292,700 shares available for grant as restricted stock, RSUs, or as options or to be paid in the form of common stock in lieu of cash fees.

The 2005 Directors’ Plan will permit grants to non-employee Directors as follows: (1) a one-time award of restricted stock or RSUs having a fair market value of $150,000 (or the equivalent value in the form of stock options) upon the initial election of a non-employee Director to the Board of Directors, subject to vesting at a rate of one-third per year over three years following the date of grant, and (2) annual grants of restricted stock or RSUs having a fair market value of up to $55,000 (or the equivalent value in the form of stock options) upon a non-employee Director’s re-election to the Board, subject to vesting in full after one year. Under the 2005 Directors’ Plan, the Board will have discretion to adjust, upward or downward, the dollar value of the initial grants, up to a maximum of $200,000, and the dollar value of annual grants, up to a maximum of $80,000. If the 2005 Directors’ Plan is approved by the Company’s stockholders, the Board intends to make the following grants in 2005: (1) an initial grant of restricted stock or RSUs having a fair market value of $150,000 (or the equivalent value in the form of stock options) upon the initial election of a non-employee Director to the Board of Directors, and (2) annual grants of restricted stock or RSUs having a fair market value of $55,000 (or the equivalent value in the form of stock options) for each non-employee director who is elected or re-elected to the Board of Directors.

The Management Development/Compensation Committee will have discretion to determine whether initial grants and annual grants will be made in the form of restricted stock, RSUs, or stock options for the equivalent value. The number of option shares to which a Director will be entitled will be three times the number of shares of restricted stock or RSUs to which a Director otherwise would be entitled.

Any portion of an award that remains unvested at the time that a non-employee Director ceases to serve as a Director will be forfeited, except that an award will become fully vested upon the Director’s death or as otherwise provided in the agreement evidencing the award. Restricted stock awards and RSUs will be subject to the same restrictions on transfer as options under the plan, except that a Director will not be entitled to transfer or assign any interest in RSUs prior to vesting. Under the 2005 Directors’ Plan, if a third party has the right to designate a person to serve as a non-employee Director of the Company, the designated Director will be permitted to instruct the Company to issue awards that otherwise would be issuable to the Director to the third party that has the right to designate him or her to serve as a Director of the Company.

Non-employee Directors will be permitted to defer the settlement of their RSUs, if any, if and to the extent permitted under the terms of any non-qualified deferred compensation plan sponsored by the Company. The Company does not currently have a plan that permits non-employee Directors to defer settlement of RSUs.

Under the 2005 Directors’ Plan, non-employee Directors also will be permitted to receive shares of the Company’s common stock, valued at the Fair Market Value of the common stock on the last day of the calendar month in which the Cash Fee Award is earned, in lieu of all or any portion of their annual cash retainer and meeting fees. Shares obtained as the result of an election to receive common stock in lieu of the annual cash retainer and meeting fees will not be subject to vesting or otherwise restricted.

If approved by the Company’s stockholders at the Annual Meeting, the 2005 Directors’ Plan will expire on May 20, 2015, and no awards will be made under the plan after that date. Outstanding awards, however, will remain in full force and effect pursuant to the terms of such awards after expiration of the 2005 Directors’ Plan.

Reasons for the Proposed 2005 Directors’ Plan. The purpose of the 2005 Directors’ Plan, as adopted by the Board, is to provide non-employee Directors with additional incentive to serve the Company by increasing their proprietary interest in the success of the Company. In order to provide current and new Directors with appropriate equity-based incentives and to further motivate them to help increase stockholder value, the Board believes that the proposed 2005 Directors’ Plan assures that the Company will have a sufficient number of shares of common stock available to provide existing and any new non-employee Directors with equity-based grants, to include the issuance of restricted shares or RSUs, that are not currently available under the 1994 Directors’ Plan. The 2005 Directors’ Plan is also intended to appropriately compensate non-employee Directors for their increased duties and responsibilities, to encourage greater direct share ownership, and to be consistent with broader trends in board compensation and governance.

The Board believes that the approval of the proposed 2005 Directors’ Plan is necessary to assure the effectiveness of the current compensation structure for non-employee Directors and, thereby, to continue to attract and retain qualified non-employee Directors. A third-party consultant was engaged to conduct a review of director compensation levels and practices among the Company’s industry and revenue peer groups. Based on the results of that review, the Board believes that the 2005 Directors’ Plan permits the Company to offer attractive equity and cash compensation packages to non-employee Directors comparable to compensation packages offered by other competitive and growing companies in the industry in which the Company competes.

New Awards. Based on the market price of the Company’s common stock on April 1, 2005 it is currently anticipated that a certain number of shares will be needed annually, beginning in 2005, to satisfy the grant and stock payment provisions of the proposed 2005 Directors’ Plan. If the Directors are granted shares of restricted stock, the approximate number is 165,000. The Directors are awarded stock options instead, the approximate number is 385,000.

Required Vote

Approval of the 2005 Directors’ Plan requires the affirmative vote of a majority of the votes cast on the proposal by the holders of common stock; provided that the total votes cast on the proposal represents over 50% of our common stock. The 2005 Directors’ Plan will become effective on the date on which the Company’s stockholders approve the plan. If the 2005 Directors’ Plan is approved, options previously granted under the 1994 Directors’ Plan will remain in full force and effect under the terms of such options and the 2005 Directors’ Plan. Absent approval of the 2005 Directors’ Plan, the 1994 Directors’ Plan will remain in effect and the Company will continue to grant stock options to non-employee Directors pursuant to that plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 1994 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN INTO THE 2005 NON-EMPLOYEE DIRECTOR EQUITY COMPENSATION PLAN.

EXPENSES OF SOLICITATIONS

The cost of soliciting proxies will be borne by the Company. In addition to solicitations by mail, regular employees of the Company may, if necessary to assure the presence of a quorum, solicit proxies in person or by telephone without additional compensation. We will pay all costs of solicitation, including certain expenses of brokers and nominees who mail proxy materials to their customers or principals. Also,

D. F. King and Co., Inc. has been hired to help in the solicitation of proxies for the 2005 Annual Meeting for a fee of approximately $8,000 plus associated costs and expenses.

MISCELLANEOUS MATTERS

The annual report to stockholders covering the fiscal year ended December 31, 2004 is included with this proxy statement. Our annual report contains financial and other information about our Company, but is not incorporated into this proxy statement and is not to be considered a part of these proxy soliciting materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934. The information contained in the “Report of the Audit Committee”, “Management Development/Compensation Committee Report”, and “Performance Graph” shall not be deemed “filed” with the Securities and Exchange Commission or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.

We will provide upon written request, without charge to each stockholder of record as of the record date, a copy of our annual report on Form 10-K for the fiscal year ended December 31, 2004, as filed with the SEC. Any exhibits listed in the Form 10-K report also will be furnished upon request at the actual expense incurred by us in furnishing such exhibits. Any such requests should be directed to the Company’s secretary at our executive office as set forth in this proxy statement.

Any stockholder who wishes to submit a proposal for action to be included in the proxy statement and form of proxy relating to the 2006 Annual Meeting of stockholders is required to submit such proposals:

•	No later than December 21, 2005, if the proposal is submitted for inclusion in our proxy materials pursuant to Rule 14a-8 under the Securities and Exchange Act of 1934.

•	Between January 20, 2006 and March 6, 2006, if the proposal is submitted under the Company’s bylaws, in which case we are not required to include the proposal in our proxy materials.

The Company’s Board of Directors is not aware of any other business to be considered or acted upon at the Annual Meeting other than those described above. If other business requiring a vote of stockholders is properly presented at the Annual Meeting, proxies will be voted on such matters in accordance with the judgment of the person or persons acting as proxy. If any matter not appropriate for action at the Annual Meeting should be presented, the holders of the proxies will vote against consideration thereof or action thereon.

By Order of the Board of Directors

/s/ Charles H. Cotros

Charles H. Cotros
Chairman of the Board and
Chief Executive Officer

APPENDIX A

ALLIED WASTE INDUSTRIES, INC.
2005 NON-EMPLOYEE DIRECTOR EQUITY COMPENSATION PLAN

[Effective                                         , 2005]

1. Purpose of the Plan

          This Allied Waste Industries, Inc. 2005 Non-Employee Director Equity Compensation Plan was adopted, subject to stockholder approval, for the benefit of Non-Employee Directors of Allied Waste Industries, Inc. The Plan is intended to advance the interests of the Company by providing the Non-Employee Directors with additional incentive to serve the Company by increasing their proprietary interest in the success of the Company.

2. Definitions

          As used in the Plan, the following definitions apply to the terms indicated below.

          (a) “Additional Restricted Stock Units” has the meaning set forth in Section 6(d).

          (b) “Affiliate” of any person means an individual or entity that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such person.

          (c) “Annual Grant” means the annual grant of an Award to an Eligible Director pursuant to Section 5(b).

          (d) “Award” means a share of Restricted Stock, Restricted Stock Unit, or Option granted under this Plan.

          (e) “Board” or “Board of Directors” means the Board of Directors of the Company.

          (f) “Cash Fee Award” means cash fees paid to eligible Directors from time to time for their continued service on the Board and/or for attendance at meetings of the Board or of committees of the Board.

          (g) “Committee” means a committee duly appointed by the Board, which Committee shall consist of not less than two members of the Board.

          (h) “Common Stock” means the Company’s common stock, par value $.01 per share.

          (i) “Company” means Allied Waste Industries, Inc., a Delaware corporation.

          (j) “Deferred Compensation Plan” means any nonqualified deferred compensation plan of the Company that is currently in effect or subsequently adopted by the Company.

          (k) “Designee Director” means a person designated by a Designating Person to serve as a Non-Employee Director pursuant to the Company’s Certificate of Incorporation or Bylaws, or an agreement or other arrangement between the Company and the Designating Person.

          (l) “Designating Person” with respect to a Designee Director means an individual or entity that has the right to designate such Designee Director to serve as a Director of the Company.

          (m) “Effective Date” means the date on which the Company’s stockholders approve this Plan.

          (n) “Eligible Director” means, for purposes of an Award, a person who is elected, appointed, or reelected as a Non-Employee Director on or after the Effective Date.

          (o) “Fair Market Value” of a share of Common Stock on any date is (i) the closing sales price of a share of Common Stock on that date (or if that date is not a business day, on the immediately preceding business day) as reported on the principal securities exchange on which shares of Common Stock are then listed or admitted to trading; (ii) if not so reported, the average of the closing bid and asked prices for a share of Common Stock on that date (or if that date is not a business day, on the immediately preceding business day as quoted on the Nasdaq Stock Market, Inc. (“Nasdaq”) or (iii) if not quoted on Nasdaq, the average of the closing bid and asked prices for a share of Common Stock as quoted by the National Quotation Bureau’s “Pink Sheets” or the National Association of Securities Dealers’ OTC Bulletin Board System on that date (or if that date is not a business day, on the immediately preceding business day). If the price of a share of Common Stock is not so reported, the Fair Market Value of a share of Common Stock shall be determined by the Plan Administrator in good faith.

          (p) “Initial Grant” means the initial grant of an Award to an Eligible Director pursuant to Section 5(a).

          (q) “New Director”, for purposes of an Award, means a person who (i) is first elected or appointed as a Non-Employee Director on or after the Effective Date, or (ii) first becomes a Non-Employee Director on or after the Effective Date.

          (r) “Non-Employee Director” or “Director” means a director of the Company who, at the time of his or her service, is not an employee of the Company or any Subsidiary.

          (s) “Option” means an option to purchase shares of Common Stock of the Company granted pursuant to Section 5(d).

          (t) “Plan” means this Allied Waste Industries, Inc. 2005 Non-Employee Director Equity Compensation Plan, which was previously known as the Allied Waste Industries, Inc. 1994 Amended and Restated Non-Employee Director Stock Option Plan.

          (u) “Plan Administrator” means the Board or the Committee, as the case may be.

          (v) “Restricted Stock” means shares of Common Stock that are granted pursuant to the terms of Section 5 and that are subject to the restrictions set forth in Section 6 for so long as such restrictions continue to apply to such shares.

          (w) “Restricted Stock Unit” or “RSU” means the Company’s unfunded promise to pay one share of Common Stock or its cash equivalent that is granted pursuant to the terms of Section 5 and that is subject to the restrictions set forth in Section 6 for so long as such restrictions continue to apply to such unit.

          (x) “Securities Act” means the Securities Act of 1933, as amended.

          (y) “Subsidiary” or “Subsidiaries” mean any and all corporations or other entities in which, at the pertinent time, the Company owns, directly or indirectly, stock or other equity interests vested with more than 50% of the total combined voting power of all classes of stock of such corporations within the meaning of Section 424(f) of the Internal Revenue Code of 1986, as amended.

3. Administration of the Plan

          The Plan shall be administered by the Plan Administrator. If a Committee is the Plan Administrator, a majority of the members of the Committee shall constitute a quorum for the transaction of business and the vote of a majority of those members present at any meeting shall decide any question brought before that meeting. The Plan Administrator shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and the terms of any Award granted under it and to adopt such rules and regulations for administering the Plan as it may deem necessary. Decisions of the Plan Administrator shall be final and binding on all parties. Notwithstanding the above, the selection of Non-Employee Directors to whom Awards are to be granted, the number of shares of Restricted Stock granted or the number of shares subject to any RSU or Option, the exercise price of any Option, the ten-year maximum term of any Option, and the vesting period for shares of any Awards shall be as provided in this Plan and the Plan Administrator shall have no discretion as to such matters.

4. Stock Reserved for the Plan

          A maximum of 2,750,000 shares of Common Stock may at any time be (a) granted as Restricted Stock under the Plan, (b) subject to outstanding RSUs or Options granted under the Plan, or (c) issued to Eligible Directors as the result of conversions of Cash Fee Awards; provided, that the class and aggregate number of shares granted hereunder shall be subject to adjustment in accordance with the provisions of Section 12 of this Plan. The Company shall reserve for issuance pursuant to this Plan such number of shares of Common Stock as may from time to time be granted or subject to Awards hereunder. If any shares of Restricted Stock are forfeited or cancelled for any reason, such shares shall again be available for grant under the Plan. If any RSUs are forfeited or cancelled for any reason, or if any Options expire or are canceled prior to their exercise in full, the shares of Common Stock subject to such RSUs or Options shall again be available for grant under the Plan. If there are not sufficient shares under the Plan to make an Award on the date the Award is to be made, the Award will not be made.

5. Awards

          (a) Initial Grant to New Directors. Beginning on the Effective Date of this Plan and for so long as this Plan is in effect and shares of Common Stock are available for the grant of Awards, each New Director shall be granted shares of Restricted Stock (or, in the discretion of the Plan Administrator, Restricted Stock Units or Options) having a Fair Market Value of $150,000, which shares shall be awarded on the later of (i) the date of the New Director’s initial election to the Board or (ii) the date upon which the New Director first becomes eligible to participate in this Plan. Restricted Stock granted under this Section 5(a) shall be subject to the provisions of Section 6.

          (b) Annual Grant. Beginning on the Effective Date and for so long as this Plan is in effect and shares of Common Stock are available for the grant of Awards, each Eligible Director shall, on each date on which he or she is elected or reelected to the Board, be granted shares of Restricted Stock (or, in the discretion of the Plan Administrator, Restricted Stock Units or Options) having a Fair Market Value of $55,000, which shares shall be awarded on the date of reelection. Restricted Stock granted under this Section 5(b) shall be subject to the provisions of Section 6.

          (c) Determination of Number of Shares. The number of shares of Restricted Stock subject to each Award granted pursuant to Section 5(a) or 5(b) shall be determined by dividing the dollar amount set forth in Section 5(a) or 5(b), as the case may be, by the Fair Market Value of one share of Common Stock on the date of the Award; provided, however, that the number of shares of Restricted Stock shall be rounded downward such that no fractional share shall be issued.

          (d) Restricted Stock Units or Options in Lieu of Shares of Restricted Stock. The Plan Administrator, in its discretion, may determine that one or more Initial Grants or Annual Grants under this Plan shall be made in the form of RSUs or Options. If the Plan Administrator determines that RSUs are to be awarded instead of shares of Restricted Stock, then (i) the number of shares of Common Stock subject to each award of RSUs shall be the number of shares of Restricted Stock that otherwise would have been awarded, (ii)the RSUs will be subject to the terms and conditions of Section 6, and (iii) the agreement evidencing the RSUs shall specify whether payment, upon vesting, will be made in the form of Common Stock (whereby the Director will receive one share of Common Stock for each Restricted Stock Unit) or in cash (whereby the Director will receive a lump sum cash payment in an amount equal to the Fair Market Value of one share of Common Stock at the time of vesting times the number of vested RSUs). If the Plan Administrator determines that Options are to be awarded instead of shares of Restricted Stock, then (A) the number of shares of Common Stock subject to each Option shall be three times the number of shares of Restricted Stock that otherwise would have been awarded, and (B) the Options shall be subject to the terms and conditions of Section 7.

          (e) Vesting. An Award made under Section 5(a) above shall be subject to the following vesting schedule: 0% vested until the last day of the Director’s first one-year term ending after the date of grant; 1/3 vested on the last day of the Director’s first one-year term ending after the date of grant; an additional 1/3 vested on the last day of the Director’s second one-year term ending after the date of grant; and an additional 1/3 vested on the last day of the Director’s third one-year term ending after the date of grant. An Award made under Section 5(b) above shall be subject to the following vesting schedule: 0% vested until the last day of the Director’s first one-year term ending after the date of grant, and 100% vested on the last day of the Director’s first one-year term ending after the date of grant. Upon vesting, shares of Restricted Stock and/or RSUs shall no longer be subject to any restrictions set forth in Section 6, and Options may be exercised pursuant to the terms and conditions set forth in Section 7. Any portion of an Award granted under Section 5(a) or 5(b) that remains unvested as of the date a Director ceases to be a Director for any reason shall be forfeited. Notwithstanding any contrary provision of this Section 5(e), an Award shall be fully vested in the event of the Director’s death or as otherwise provided in the agreement evidencing the Director’s Award.

          (f) Adjustments to Amount of Initial Grants and Annual Grants. Notwithstanding the foregoing, the Board may, from time to time and in its sole discretion, (i) adjust (upward or downward) the nominal dollar value of Initial Grants under Section 5(a); provided, however, that the Board may not increase the nominal dollar value of Initial Grants to more than $200,000 in the aggregate during the term of the Plan; and (b) adjust (upward or downward) the nominal dollar value of Annual Grants under Section 5(b); provided, however, that the Board may not increase the nominal value of Annual Grants to more than $80,000 in the aggregate during the term of the Plan.

          (g) Awards to Designee Directors. A Designee Director may provide written notice to the Plan Administrator to instruct the Plan Administrator to issue any Awards that would be issuable to such Designee Director under the Plan to the Designee Director’s Designating Person or its Affiliates. Upon receipt of such notice, the Plan Administrator shall cause all Awards that would otherwise be issuable to the Designee Director under the Plan to be issued to the Designee Director’s Designating Person or its Affiliates, according to the instructions set forth in such notice.

6. Restricted Stock and Restricted Stock Units

          (a) Issuance of Certificates for Restricted Stock. Reasonably promptly after the award of shares of Restricted Stock under Section 5(a) or 5(b), the Company shall cause to be issued a stock certificate, registered in the name of the Director to whom such shares were granted, evidencing such shares; provided that the Company shall not cause to be issued such a stock certificate unless it has received a stock power duly endorsed in blank with respect to such shares. Each such stock certificate shall bear the following legend:

The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms, and conditions (including forfeiture and restrictions against transfer) contained in the Allied Waste Industries, Inc. 2005 Non-Employee Director Equity Compensation Plan (the “Plan”) and an agreement entered into between the registered owner of such shares and Allied Waste Industries, Inc. A copy of the Plan and agreement is on file in the office of the Secretary of Allied Waste Industries, Inc.

Such legend shall not be removed from the certificate evidencing such shares until such shares vest pursuant to the terms of this Plan.

          Each certificate issued pursuant to the above paragraph, together with the stock powers relating to the shares of Restricted Stock evidenced by such certificate, shall be held by the Company. The Company shall issue to the Director a receipt evidencing the certificates that are registered in the name of the Director and held by the Company.

          Reasonably promptly after a share of Restricted Stock vests pursuant to the terms of Section 5(e), the Company shall cause to be issued and delivered to the Director to whom such shares were granted a certificate evidencing such shares, free of the legend set forth above. Delivery of the certificate shall be effected for all purposes when the Company shall have deposited such certificate in the United States mail, addressed to the Director.

          (b) Issuance of Certificates or Cash Payment Upon Vesting of RSUs. If shares of Common Stock are to be issued upon vesting of RSUs, then reasonably promptly after the vesting of such RSUs the Company shall cause to be issued a stock certificate, registered in the name of the Director to whom such Units were granted, evidencing the shares, provided that such stock certificate shall not be required to bear the legend set forth in Section 6(a). Delivery of the certificate shall be effected for all purposes when the Company shall have deposited such certificate in the United States mail, addressed to the Director. If, under Section 5(d), a cash payment is to be made upon vesting of RSUs, then reasonably promptly after the vesting of such RSUs the Company shall cause a lump sum payment to be made to the Director.

          (c) Restrictions on Transfer. Prior to vesting, a Director shall be entitled to assign or transfer a share of Restricted Stock and all of the rights related thereto only to the extent permitted by this Section 6(c). Any such assignment or transfer must not be for value and shall be limited to an assignment or transfer to: (i) a child, stepchild, grandchild, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships; (ii) any person sharing the Director’s household (other than a tenant or employee); (iii) a trust in which the Director or any of the persons described in clause (i) or (ii), above, hold more than 50% of the beneficial interest; or (iv) a private foundation in which the Director or any of the persons described in clause (i) or (ii), above, own more than 50% of the voting interests. A transfer to any entity in which more than 50% of the voting interests are owned by the Director or any of the persons described in clause (i) or (ii), above, in exchange for an interest in that entity shall not constitute a transfer for value. Prior to vesting, a Director shall not be entitled to assign or transfer any interest in any RSUs.

          (d) Voting and Dividend Rights. The holders of shares of Restricted Stock awarded under this Plan shall have the same voting, dividend, and other rights as the Company’s other stockholders (except that the transfer of such shares is limited in accordance with Section 6(c) prior to vesting); provided, however, that the Plan Administrator may require in the agreement granting the shares of Restricted Stock that cash dividends be invested in additional shares of Restricted Stock, subject to the same conditions and restrictions as the Award with respect to which the dividends were paid. Holders of RSUs awarded under this Plan shall have no voting, dividend, or other rights as stockholders of the Company unless and until such RSUs vest and certificates for shares of Common Stock are issued pursuant to Section 6(b). Notwithstanding the foregoing, the agreement evidencing RSUs may provide, in the event of a cash dividend paid by the Company to holders of Common Stock generally, for the crediting of an additional number of RSUs (“Additional Restricted Stock Units”) equal to the total number of whole RSUs and any Additional Restricted Stock Units previously credited multiplied by the dollar amount of the cash dividend paid per share of Common Stock by the Company, divided by the Fair Market Value of a share of Common Stock. The agreement also may provide, in the event of a stock dividend paid by the Company to holders of Common Stock generally, for the crediting of Additional Restricted Stock Units equal to the total number of whole RSUs and Additional Restricted Stock Units previously credited multiplied by the share dividend paid per share of Common Stock by the Company. Any Additional Restricted Stock Units shall be subject to the same terms and restrictions as the RSUs to which they relate.

          (e) Deferral of Issuance of Common Stock Upon Vesting of RSUs. A Director who is eligible to participate in any Deferred Compensation Plan may elect to defer the dates on which shares of Common Stock are to be issued pursuant to one or more RSUs. The Director’s election shall be made pursuant to the terms of the Deferred Compensation Plan. When the vesting date occurs, the RSU(s) subject to the election will be transferred into a deferred compensation account established under the Deferred Compensation Plan and will be subject to the terms of the Deferred Compensation Plan. Notwithstanding any election to defer the date(s) on which shares of Common Stock are to be issued pursuant to one or more RSUs, in the event of a Director’s death prior to the transfer to the Deferred Compensation Plan, all RSUs subject to such election (and otherwise payable under the terms of this Plan) will be paid in full to the Director’s beneficiary within a reasonable time after notice to the Plan Administrator of the Director’s death or, if later, on the date such payment would be made to the Director absent the deferral election.

7. Options

          (a) Exercise Price. The exercise price per share of Common Stock of each Option granted to a Director pursuant to this Plan shall be the Fair Market Value of the Common Stock on the date of grant.

          (b) Option Agreement. Each Option granted under this Plan shall be evidenced by an agreement, in a form approved by the Plan Administrator, which shall be subject to the terms and conditions of the Plan. Any agreement may contain such other terms, provisions, and conditions as may be determined by the Plan Administrator, so long as such terms are not inconsistent with the Plan.

          (c) Term and Exercise of Options. Each option agreement shall provide that the Option shall expire ten (10) years from the date of the grant.

          (d) Procedure for Exercise of Options. An Option shall be exercised by delivering notice to the Company’s principal office, to the attention of its Secretary, along with the agreement evidencing the Option and payment for shares of Common Stock to be purchased upon the exercise of the Option. The notice must specify the number of shares of Common Stock with respect to which the Option is being exercised and must be signed by the Director (or his or her executor or administrator). Payment shall be made either (i) in cash, by certified check, bank cashier’s check or wire transfer, (ii) subject to the approval of the Plan Administrator, in shares of Common Stock owned by the Director for a period of at least six months prior to the effective date on which the Option is exercised and valued at their Fair Market Value on the effective date of such exercise, (iii) subject to the approval of the Plan Administrator, in the form of a “cashless exercise” (as described in Section 7(e), below), or (iv) subject to the approval of the Plan Administrator, in any combination of the foregoing. Any payment in shares of Common Stock shall be effected by the delivery of such shares to the Secretary of the Company, duly endorsed in blank or accompanied by stock powers duly executed in blank, together with any other documents and evidences as the Secretary of the Company shall require from time to time. The effective date on which an Option is exercised shall be established by the Secretary and shall occur within an administratively reasonable period of time (but no later than five business days) after the Secretary receives the notice, agreement, and payment referred to above. Prior to the exercise date, the Director may withdraw the notice, in which case the Option will not be exercised.

          (e) Cashless Exercise. The cashless exercise of an Option shall be pursuant to procedures whereby the Director, by written notice, irrevocably directs (i) an immediate market sale or margin loan with respect to all or a portion of the shares of Common Stock to which he or she is entitled upon exercise pursuant to an extension of credit by a brokerage firm or other party (provided that the brokerage firm or other party is not affiliated with the Company) of the exercise price and any tax withholding obligations resulting from such exercise, (ii) the delivery of the shares of Common Stock directly from the Company to such brokerage firm or other party, and (iii) delivery to the Company from the brokerage firm or other party, from the proceeds of the sale or the margin loan, of an amount sufficient to pay the exercise price and any tax withholding obligations resulting from such exercise.

          (f) Termination of Options. Except as may be otherwise expressly provided in this Plan or otherwise determined by the Plan Administrator, each Option, to the extent it shall not have been exercised previously, shall terminate on the earliest of the following:

          (i) On the last day of the three-month period commencing on the date on which the Director ceases to be a member of the Board for any reason, other than the death of the Director, during which period the Director shall be entitled to exercise all Options held by the Director on the date on which the Director ceased to be a member of the Board that could have been exercised on such date;

          (ii) On the last day of the six-month period commencing on the Director’s death while serving as a member of the Board, during which period the executor or administrator of the Director’s estate or the person or persons to whom the Director’s Option shall have been transferred by will or the laws of descent or distribution shall be entitled to exercise all Options in respect of the number of shares that the Director would have been entitled to purchase had the Director exercised such Options on the date of his or her death; or

          (iii) Ten years after the date of grant of such Option.

          For purposes of this Section 7(f), “month” means 31 calendar days beginning with the calendar day on which the relevant event occurs, and “year” means 365 calendar days beginning with the calendar day on which the relevant event occurs.

     (g) Assignability of Options. Except as set forth in this Section 7(g), during the lifetime of a Director each Option granted to him or her shall be exercisable only by him or her or a broker-dealer acting on his or her behalf pursuant to Section 7(e). No Option shall be assignable or transferable for value. Each Option may be assigned by a Director by will or by the laws of descent and distribution, or pursuant to a Qualified Domestic Relations Order. Additionally, each Option may be assigned to: (i) a child, stepchild, grandchild, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, (ii) any person sharing the Director’s household (other than a tenant or employee), (iii) a trust in which the Director or any of the persons described in clause (i) or (ii), above, hold more than 50% of the beneficial interest, or (d) a private foundation in which the Director or any of the persons described in clause (i) or (ii), above, own more than 50% of the voting interests. A transfer to any entity in which more than 50% of the voting interests are owned by the Director or any of the persons described in clause (i) or (ii), above, in exchange for an interest in that entity shall not constitute a transfer for value for purposes of this Section 7(g).

          (h) No Rights as a Stockholder. No Director shall have any rights as a stockholder with respect to any shares covered by an Option until the date of the issuance of a stock certificate or certificates representing such shares. Except as provided in Section 12 of this Plan, no adjustment for dividends or otherwise shall be made if the record date is prior to the date of issuance of the certificates representing shares of Common Stock purchased pursuant to exercise of the Option.

8. Election Regarding Cash Fee Awards

          (a) Election to Receive Equity in Lieu of Cash Fee Awards. Each Eligible Director may elect, on or prior to the date of each annual meeting of the Company’s stockholders, in a writing delivered to the Company’s principal executive offices, to have all or any portion of his or her Cash Fee Awards paid to him or her in shares of Common Stock. Such election by a Director shall remain valid until the date of the annual meeting of stockholders in the following year and, if the Director does not make another written election with respect to his or her Cash Fee Awards at that time, his or her Cash Fee Awards for the next year shall be paid in cash. Notwithstanding the foregoing, if there are not sufficient shares of Common Stock available under the Plan to make payment of the Cash Fee Awards in the form of Common Stock, the Cash Fee Awards will be paid in cash.

          (b) Determination of Number of Shares Subject to Cash Fee Awards. If an Eligible Director elects to have his or her Cash Fee Award paid in Common Stock, the number of shares shall be determined by dividing the dollar amount of the Cash Fee Award to be paid in the form of shares by the Fair Market Value of one share of Common Stock on the last day of the calendar month in which the Cash Fee Award is earned; provided, however, that the number of shares of Common Stock shall be rounded downward such that no fractional share shall be issued.

          (c) Vesting. Notwithstanding any contrary provision of this Plan, shares of Common Stock paid to a Director in lieu of Cash Fee Awards will not be subject to vesting.

9. Extraordinary Corporate Transactions

          If the Company effects a merger, consolidation, acquisition, separation, reorganization, liquidation or similar transaction, the Company may substitute new Awards for the Awards then outstanding under the Plan or a corporation other than the Company, including (without limitation) a parent or subsidiary of the Company, may assume the Company’s duties as to Awards then outstanding under the Plan. Notwithstanding the foregoing or the provisions of Section 11 of this Plan, in the event such corporation or parent or subsidiary of the Company does not substitute new and substantially equivalent Awards for, or assume, the Awards then outstanding under the Plan, all such outstanding Awards shall be cancelled immediately prior to the effective date of such extraordinary corporation transaction and, in full consideration of such cancellation, each Director to whom the Awards were granted shall be paid an amount in cash equal to the product of (a) the number of shares of Restricted Stock held by the Director plus the number shares of Common Stock issuable upon vesting of RSUs and exercise of Options held by the Director times (b) the value, as determined by the Plan Administrator in its absolute discretion, of the property (including cash) received by a holder of one share of Common Stock as a result of such event, reduced by (c) the aggregate exercise price of all Options held by such Director.

          Except as otherwise expressly provided in this Plan, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either on direct sale or on the exercise of rights or warrants to subscribe therefor, or on conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock then subject to outstanding Awards.

10. Investment Representations

          If the shares issuable upon the vesting of shares of Restricted Stock or RSUs or upon exercise of an Option are not registered under the Securities Act, the Company may imprint on the certificate representing such shares the following legend or any other legend that counsel for the Company considers necessary or advisable to comply with the Securities Act:

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT UPON SUCH REGISTRATION OR UPON RECEIPT BY THE CORPORATION OF AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION, THAT REGISTRATION IS NOT REQUIRED FOR SUCH SALE OR TRANSFER.

The Company may, but shall in no event be obligated to, register any securities under this Plan pursuant to the Securities Act and, if any shares are so registered, the Company may remove any legend on certificates representing such shares. The Company shall not be obligated to take any other affirmative action to cause the vesting of shares of Restricted Stock, the vesting of RSUs, or the exercise of an Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority.

11. Amendment or Termination

          The Board may amend, modify, revise or terminate this Plan at any time and from time to time; provided, however, that without the degree of stockholder approval required by the Company’s charter or bylaws, applicable law, or the rules and regulations of any exchange or trading market on which the Company’s securities are then traded, the Board may not: (a) materially increase the benefits accruing to Eligible Directors under this Plan; (b) materially increase the number of shares of Common Stock that may be issued under this Plan; or (c) materially modify the requirements as to eligibility for participation in this Plan. All Awards granted under this Plan shall be subject to the terms and provisions of this Plan and any amendment, modification or revision of this Plan shall be deemed to amend, modify or revise all Awards outstanding under this Plan at the time of such amendment, modification or revision, provided that no amendment, modification, or revision of any Award that adversely affects the rights of the holder of such award shall be effective with respect to such Award without the consent of the holder of such Award. At the discretion of the Board, all outstanding Awards may be forfeited and terminated if this Plan is terminated by action of the Board.

12. Changes in the Company’s Capital Structure

          The existence of outstanding Awards shall not affect in any way the right or power of the Company or its stockholders to make or authorize the dissolution or liquidation of the Company, any sale or transfer of all or any part of the Company’s assets or business, any reorganization or other corporate act or proceeding, whether of a similar character or otherwise, any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred or prior preference stock senior to or affecting the Common Stock or the rights thereof. Notwithstanding the foregoing, if the outstanding shares of Common Stock of the Company shall be subdivided into a greater number of shares or the outstanding shares of Common Stock shall be combined into a smaller number of shares thereof, then:

          (a) The number of shares of Restricted Stock or RSUs then outstanding under the Plan shall be proportionately adjusted to equal the product obtained by multiplying such number of shares of Common Stock by a fraction, the numerator of which is that number of outstanding shares of Common Stock after giving effect to such combination or subdivision and the denominator of which is that number of outstanding shares of Common Stock prior to such combination or subdivision.

          (b) The exercise price of any Option then outstanding under the Plan shall be proportionately adjusted to equal the product obtained by multiplying such exercise price by a fraction, the numerator of which is the number of outstanding shares of Common Stock prior to such combination or subdivision and the denominator of which is that number of outstanding shares of Common Stock after giving effect to such combination or subdivision; and

          (c) The number of shares of Common Stock issuable upon the exercise of any Option then outstanding under the Plan shall be proportionately adjusted to equal the product obtained by multiplying such number of shares of Common Stock by a fraction, the numerator of which is that number of outstanding shares of Common Stock after giving effect to such combination or subdivision and the denominator of which is that number of outstanding shares of Common Stock prior to such combination or subdivision.

13. Compliance With Other Laws and Regulations

          The Plan, the grant of Awards, and the obligation of the Company to issue and deliver shares of Common Stock upon vesting of shares of Restricted Stock or RSUs or upon exercise of Options shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by such governmental or regulatory agency or national securities exchange as may be required. The Company shall not be required to issue any shares upon vesting of shares of Restricted Stock or RSUs or upon exercise of any Option if the issuance of such shares shall constitute a violation by the Director or the Company of any provisions of any law or regulation of any governmental authority. Each Award granted under this Plan shall be subject to the requirement that, if at any time the Plan Administrator shall determine that (a) the listing, registration or qualification of the shares subject thereto on any securities exchange or trading market or under any state or federal law of the United States or of any other country or governmental subdivision thereof, (b) the consent or approval of any governmental regulatory body, or (c) the making of investment or other representations are necessary or desirable in connection with the issue or purchase of shares subject thereto, no shares of Common Stock may be issued upon grant, vesting, or exercise of any Award Option unless such listing, registration, qualification, consent, approval or representation shall have been effected or obtained, free of any conditions not acceptable to the Plan Administrator. Any determination in this connection by the Plan Administrator shall be final, binding, and conclusive.

14. Limitation of Liability; Indemnification of Committee and Board of Directors

          No member of the Board or the Committee shall be liable for any act or omission of any other member of the Board or the Committee or for any act or omission on his or her own part, including (without limitation) the exercise of any power or discretion given to him or her under this Plan, except those resulting from his or her own gross negligence or willful misconduct. The Company shall, to the fullest extent permitted by law, indemnify, defend, and hold harmless any person who at any time is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) in any way relating to or arising out of this Plan or any Awards granted hereunder by reason of the fact that such person is or was at any time a director of the Company or a member of the Committee against judgments, fines, penalties, settlements, and reasonable expenses (including attorneys’ fees) actually incurred by such person in connection with such action, suit or proceeding. This right of indemnification shall inure to the benefit of heirs, executors, and administrators of each such person and is in addition to all other rights to which such person may be entitled by virtue of the bylaws of the Company or as a matter of law, contract or otherwise.

15. Effective Date; Expiration of the Plan

          This Plan, which provides for grants of shares of Restricted Stock, RSUs, and Options, shall become effective on the Effective Date. Options previously granted under the Allied Waste Industries, Inc. 1994 Amended and Restated Non-Employee Director Stock Option Plan shall remain in full force and effect under the terms of such Options and this Plan. No Awards shall be granted pursuant to this Plan on or after May 20, 2015.

          This Plan is hereby executed this ___day of ___, 2005.

ALLIED WASTE INDUSTRIES, INC., a Delaware corporation

By

Steven M. Helm, Executive Vice President,
General Counsel and Corporate Secretary

ANNUAL MEETING OF STOCKHOLDERS OF
ALLIED WASTE INDUSTRIES, INC.

MAY 20, 2005

PROXY VOTING INSTRUCTION

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.

- or -

TELEPHONE - Call toll-free 1-800-PROXIES
(1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

- or -

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER
ACCOUNT NUMBER

--Please Detach and Mail in the Envelope Provided
If you are not voting via Telephone or the Internet--

The Board of Directors recommends a vote “For” Proposals 1, 2 and 3. Please sign, date and return promptly in the enclosed envelope.

PLEASE MARK YOUR PROXY CARDS AS IN THIS EXAMPLE. ☒

1.	Election of Directors by holders of Common Stock.

NOMINEES: Charles H. Cotros, Robert M. Agate, Leon D. Black, James W. Crownover, Michael S. Gross, Dennis R. Hendrix, J. Tomilson Hill, Nolan Lehmann, Howard A. Lipson and Antony P. Ressler.

☐	FOR	☐	AGAINST	☐	WITHHELD

For, except vote withheld from the following nominees:_______________________________

2.	Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm (independent auditor) for fiscal year 2005.

☐	FOR	☐	AGAINST	☐	WITHHELD

3.	Proposal to approve the amendment and restatement of the 1994 Amended and Restated Non-Employee Director Stock Option Plan into the 2005 Non-Employee Director Equity Compensation Plan.

☐	FOR	☐	AGAINST	☐	WITHHELD

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

STOCKHOLDERS ARE URGED TO MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES.

SIGNATURE(S)	DATE

NOTE: Please sign exactly as your name or names appears on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer; giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ALLIED WASTE INDUSTRIES, INC.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS ON MAY 20, 2005
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Charles H. Cotros and Steven M. Helm as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated on the reverse side of this proxy card, all shares of common stock of Allied Waste Industries, Inc. (the “Company”) held of record by the undersigned on April 1, 2005, at the Annual Meeting of Stockholders to be held on May 20, 2005, or any adjournment thereof.

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)